                                                                    Exhibit 2(a)

                                                                  EXECUTION COPY













                          PLAN AND AGREEMENT OF MERGER

                                                        TABLE OF CONTENTS
                                                                                                               Page

SECTION 1.        DEFINITIONS.....................................................................................2

SECTION 2.        MERGER..........................................................................................8
         2.1      GENERAL.........................................................................................8
         2.2      CLOSING.........................................................................................8
         2.3      ACTIONS AT CLOSING..............................................................................8
         2.4      EFFECT OF MERGER................................................................................8
         2.5      ANTI-DILUTION..................................................................................10
         2.6      ADDITIONAL ACTIONS.............................................................................10

SECTION 3.        REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY...........................................11
         3.1      ORGANIZATION AND QUALIFICATION; SUBSIDIARIES...................................................11
         3.2      CAPITALIZATION OF THE COMPANY AND ITS SUBSIDIARIES.............................................12
         3.3      AUTHORITY RELATIVE TO THIS AGREEMENT...........................................................13
         3.4      GAAP FINANCIAL STATEMENTS......................................................................13
         3.5      CONSENTS AND APPROVALS; NO VIOLATIONS..........................................................14
         3.6      NO DEFAULT.....................................................................................14
         3.7      NO UNDISCLOSED LIABILITIES.....................................................................15
         3.8      ABSENCE OF CERTAIN DEVELOPMENTS................................................................15
         3.9      LITIGATION.....................................................................................18
         3.10     COMPLIANCE WITH APPLICABLE LAW; LICENSES.......................................................18
         3.11     ERISA..........................................................................................19
         3.12     ENVIRONMENTAL LAWS AND REGULATIONS.............................................................21
         3.13     INTELLECTUAL PROPERTY; SOFTWARE................................................................22
         3.14     CERTAIN BUSINESS PRACTICES.....................................................................22
         3.15     LABOR MATTERS..................................................................................23
         3.16     ACCOUNTS RECEIVABLE............................................................................23
         3.17     BOOKS AND RECORDS..............................................................................23
         3.18     INSURANCE......................................................................................23
         3.19     REINSURANCE....................................................................................24
         3.20     POLICIES OF INSURANCE WRITTEN BY FFG...........................................................24
         3.21     BROKERS' FEES..................................................................................24
         3.22     SUPPLIERS AND CUSTOMERS........................................................................25
         3.23     CERTAIN CONTRACTS..............................................................................25
         3.24     TAX MATTERS....................................................................................25
         3.25     RELATED PARTY TRANSACTIONS.....................................................................27
         3.26     RESTRICTIONS ON BUSINESS ACTIVITIES............................................................27
         3.27     REAL ESTATE....................................................................................28
         3.28     PERSONAL PROPERTY..............................................................................29

SECTION 4.        REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS...........................................29
         4.1      ORGANIZATION AND CORPORATE POWER...............................................................29
         4.2      AUTHORIZATION OF MERGER........................................................................29
         4.3      NO CONFLICTS...................................................................................29
         4.4      SELLER SHARES..................................................................................30
         4.5      SECURITIES LAW ISSUES..........................................................................30
         4.6      DISCLOSURE.....................................................................................30

SECTION 5.        REPRESENTATIONS AND WARRANTIES REGARDING BUYER AND MERGER SUB..................................30
         5.1      ORGANIZATION...................................................................................30
         5.2      AUTHORITY RELATIVE TO THIS AGREEMENT...........................................................31
         5.3      CONSENTS AND APPROVALS; NO VIOLATIONS..........................................................31
         5.4      BROKERS........................................................................................32
         5.5      CAPITALIZATION OF BUYER AND ITS SUBSIDIARIES...................................................32
         5.6      SEC REPORTS; FINANCIAL STATEMENTS..............................................................32
         5.7      INTERIM OPERATIONS OF MERGER SUB...............................................................33
         5.8      NYSE REQUIREMENTS..............................................................................33

SECTION 6.        COVENANTS......................................................................................33
         6.1      GENERAL........................................................................................33
         6.2      OTHER REGULATORY MATTERS AND APPROVALS.........................................................34
         6.3      THE COMPANY'S INTERIM OPERATION OF BUSINESS....................................................34
         6.4      ACCESS.........................................................................................37
         6.5      NOTICE OF DEVELOPMENTS.........................................................................37
         6.6      ACQUISITION PROPOSALS..........................................................................38
         6.7      PRESS RELEASES AND PUBLIC ANNOUNCEMENTS........................................................38
         6.8      COVENANT OF SELLERS............................................................................38
         6.9      POST-CLOSING TAX MATTERS.......................................................................39
         6.10     DIRECTOR AND OFFICER INDEMNIFICATION...........................................................39
         6.11     OBLIGATIONS OF MERGER SUB......................................................................39
         6.12     REGISTRATION STATEMENT.........................................................................39
         6.13     EMPLOYEE MATTERS...............................................................................40
         6.14     EXPENSES OF THE COMPANY........................................................................40
         6.15     NONCOMPETITION.................................................................................40

SECTION 7.        CONDITIONS TO CLOSING..........................................................................44
         7.1      JOINT CONDITIONS TO OBLIGATIONS OF BUYER, MERGER SUB AND THE COMPANY...........................44
         7.2      CONDITIONS TO OBLIGATIONS OF BUYER AND MERGER SUB..............................................44
         7.3      CONDITIONS TO OBLIGATIONS OF THE COMPANY.......................................................45

SECTION 8.        INDEMNIFICATION................................................................................45
         8.1      AGREEMENTS TO INDEMNIFY........................................................................45
         8.2      LIMITATIONS ON INDEMNIFICATION.................................................................46
         8.3      METHOD OF ASSERTING AND RESOLVING CLAIMS.......................................................47


SECTION 9.        TERMINATION AND ITS CONSEQUENCES...............................................................48
         9.1      TERMINATION OF AGREEMENT.......................................................................48
         9.2      EFFECT OF TERMINATION..........................................................................49

SECTION 10.       MISCELLANEOUS..................................................................................49
         10.1     REPRESENTATIONS AND SURVIVAL...................................................................49
         10.2     NO THIRD PARTY BENEFICIARIES...................................................................50
         10.3     ENTIRE AGREEMENT...............................................................................50
         10.4     SUCCESSION AND ASSIGNMENT......................................................................50
         10.5     COUNTERPARTS AND DELIVERY......................................................................50
         10.6     NOTICES........................................................................................50
         10.7     GOVERNING LAW..................................................................................51
         10.8     CONSENT TO JURISDICTION........................................................................51
         10.9     WAIVER OF JURY TRIAL...........................................................................51
         10.10    AMENDMENTS AND WAIVERS.........................................................................51
         10.11    CONSTRUCTION...................................................................................52
         10.12    TIME IS OF THE ESSENCE, COMPUTATION OF TIME....................................................52
         10.13    SPECIFIC PERFORMANCE...........................................................................52

                          PLAN AND AGREEMENT OF MERGER

      This Plan and Agreement of Merger is entered into as of May 3, 2001, by and among Aon Corporation, a Delaware corporation ("BUYER"), Merger Acquisition Company, a Delaware corporation ("MERGER SUB") and wholly owned subsidiary of Buyer, First Extended, Inc., a Delaware corporation (the "COMPANY"), and Carl H. Westcott, ("WESTCOTT"), John D. Curtis ("CURTIS"), Charwes First Extended 1999 Trust ("CHARWES TRUST"), and Courwes First Extended 1999 Trust ("COURWES TRUST" and together with Westcott, Curtis and Charwes Trust, the "SELLERS"). Buyer, Merger Sub, Sellers, and the Company are referred to collectively herein as the "PARTIES."

                                    RECITALS

      WHEREAS, Buyer has determined that it is in its best interests to consummate the business combination transaction provided for herein in which Merger Sub will, subject to the terms and conditions set forth herein, merge with and into the Company so that the Company is the Surviving Corporation in such merger (the "MERGER");

      WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD") has determined that it is in the best interests of the Company and its stockholders to consummate the Merger, subject to the terms and conditions set forth herein;

      WHEREAS, prior to the date hereof the Company Board and the Sellers in their capacity as stockholders of the Company have unanimously approved this Agreement and the Merger, upon the terms and subject to the conditions set forth herein;

      WHEREAS, it is the intention of the parties that, for United States federal income tax purposes, (i) the Merger shall constitute a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the United States Internal Revenue Code of 1986, as amended (the "CODE"), and
(ii) this Agreement shall constitute a "plan of reorganization" for purposes of
Section 354 and Section 361 of the Code.

      Therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

      SECTION 1. DEFINITIONS.

      In this Agreement:

      "AAA RULES" has the meaning given to that term in Section 8.3.

      "ACQUISITION PROPOSAL" means, with respect to any Person, any proposal (other than any proposal with respect to the Merger) regarding (i) any merger, consolidation, share exchange, business combination or other similar transaction or series of related transactions involving that Person or any Subsidiary of that Person; (ii) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of that Person or any of its Subsidiaries; and (iii) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any other Person involving the outstanding shares of any class of capital stock of that Person.

      "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, "CONTROL" (including its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

      "AFFILIATED GROUP" has the meaning given to that term in Section 3.24(k).

      "AON CURRENT MARKET PRICE" means, with respect to any specific date, the average of the daily closing sale prices per share of Buyer Common Stock during the regular session as traded on the NYSE for the ten (10) consecutive trading days ending on the day immediately prior to such date, rounded to the nearest cent; provided that, if the CSC Common Stock commences trading on an exchange or market and the value thereof is no longer reflected in the trading price of the Buyer Common Stock within such 10-day trading day period, then"Aon Current Market Price" means, with respect to any specific date, the average of the daily closing sale prices per share of Buyer Common Stock during the regular session as traded on the NYSE for the greatest number of consecutive trading days ending on the day immediately prior to such date on which both the Buyer Common Stock and the CSC Common Stock are traded on an exchange or market and the value of the CSC Common Stock is no longer reflected in the trading price of the Buyer Common Stock, rounded to the nearest cent.

      "ARBITRATION NOTICE" has the meaning given to that term in Section 8.3.

      "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday that banks located in New York, New York are not required or permitted by law to be closed.

      "BUYER ADJUSTMENT AMOUNT" means (i) with respect to shares of Buyer Common Stock sold or transferred on or after the record date of the Spin-off, the greater of (A) the aggregate proceeds due to or received by a Seller from the sale or transfer of such shares of Buyer Common Stock received in the Merger and sold or transferred by or on behalf of such Seller on or prior to the Adjustment Date and (B) the Aon Current Market Price on the Adjustment Date multiplied by the number of such shares of Buyer Common Stock received in the Merger and sold or transferred by such Seller on or prior to the Adjustment Date, and (ii) with respect to shares of Buyer Common Stock sold or transferred prior to the record date of the Spin-off, the greater of (A) the aggregate proceeds due to or received by a Seller from the sale or transfer of such shares of Buyer Common Stock received in the Merger and sold or transferred by or on behalf of such Seller on or prior to the Adjustment Date and (B) the Combined Current Market Price on the Adjustment Date multiplied by the number of such shares of Buyer Common Stock received in the Merger and sold or transferred by such Seller on or prior to the Adjustment Date.

      "BUYER COMMON STOCK" means Buyer's Common Stock, $1.00 par value per share.

      "BUYER PREFERRED STOCK" means Buyer's Preferred Stock.

      "BUYER SHARE" means a share of Buyer Common Stock issued in the Merger and such other shares or securities (including CSC Common Stock) or property as may be issued or issuable with respect to a share of Buyer Common Stock pursuant to
Section 2.5 or as a result of the Spin-off.

      "CERTIFICATE OF MERGER" has the meaning given to that term in Section 2.3.

      "CLAIM NOTICE" has the meaning given to that term in Section 8.3.

      "CLOSING" and "CLOSING DATE" have the meanings given to those terms in
Section 2.2.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COMBINED CURRENT MARKET PRICE" means, with respect to any specific date, the sum of the Aon Current Market Price and the CSC Current Market Price, if applicable, on that date.

      "COMPANY BOARD" has the meaning given to that term in the recitals.

      "COMPANY PERMITS" has the meaning given to that term in Section 3.10.

      "COMPANY SECURITIES" has the meaning given to that term in Section 3.2(a).

      "CONFIDENTIAL INFORMATION" has the meaning given to that term in Section 6.4.

      "CONSTITUENT DOCUMENTS" has the meaning given to term in Section 3.1(f).

      "CONTRACT" means any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, benefit plan or practice or other agreement, arrangement, obligation, instrument or commitment of any nature, whether written or oral; PROVIDED, HOWEVER, that Warranty Contracts, standard dealer agreements and policies of insurance issued by FFG Insurance Company shall not be deemed to be Contracts for purposes of this Agreement.

      "CSC" means the corporation to be named Combined Specialty Corporation to be formed as a result of the Spin-off.

      "CSC ADJUSTMENT AMOUNT" means the greater of (A) the aggregate proceeds due to or received by such Seller from the sale or transfer of CSC Share Equivalents received in respect of shares of Buyer Common Stock received in the Merger and sold by such Seller on or prior to the Adjustment Date and (B) the CSC Current Market Price on the Adjustment Date multiplied by the number of CSC Share Equivalents received in respect of shares of Buyer Common Stock in the Merger and sold or transferred by such Seller on or prior to the Adjustment Date.

      "CSC COMMON STOCK" means the common stock of CSC or such other securities of CSC issued in the Spin-off.

      "CSC CURRENT MARKET PRICE" means, with respect to any specific date, the average of the daily closing sale prices per share of such number of shares of CSC Common Stock as is equal to a CSC Share Equivalent during the regular session as traded on the NYSE or such other exchange or market on which CSC Common Stock is traded for the ten (10) consecutive trading days ending on the day immediately prior to such date, rounded to the nearest cent; provided that, to the extent the CSC Common Stock commences trading on an exchange or market in either case within such ten (10) day trading period, then "CSC Current Market Price" means, with respect to any specific date, the average of the daily closing sale prices per share of such number of shares of CSC Common Stock as is equal to a CSC Share Equivalent during the regular session as traded on the NYSE or such other exchange or market on which the CSC Common Stock is traded for the greatest number of consecutive trading days ending on the day immediately prior to such date on which both the Buyer Common Stock and the CSC Common Stock is traded on an exchange or market and the value of the CSC Common Stock is no longer reflected in the trading price of the Buyer Common Stock, rounded to the nearest cent.

      "CSC SHARE EQUIVALENT" means that number of shares of CSC Common Stock, or fraction thereof, as is issued in respect of one share of Buyer Common Stock in the Spin-off.

      "DGCL" means the General Corporation Law of the State of Delaware, as amended from time to time.

      "DISCLOSURE SCHEDULE" has the meaning given to that term in Section 3.

      "DOJ" has the meaning given to that term in Section 6.2.

      "DAMAGES" has the meaning given to that term in Section 8.1.

      "EFFECTIVE TIME" has the meaning given to that term in Section 2.4(a).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the regulations and formal interpretations issued thereunder.

      "ERISA AFFILIATE" means any Person who, together with the Company, could be treated as a single employer under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

      "ESCROW AGENT" means The Bank of New York, or a successor Escrow Agent under the terms of the Escrow Agreement.

      "ESCROW AGREEMENT" means the agreement by and among the Escrow Agent, Buyer and the Sellers and substantially in the form of EXHIBIT B attached hereto, with such changes as the Escrow Agent may reasonably request.

      "ESCROW SHARES" has the meaning given to that term in Section 2.4(h).

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FFG" has the meaning given to that term in Section 3.4(b).

      "FINANCIAL STATEMENTS" has the meaning given to that term in Section 3.4.

      "FTC" has the meaning given to that term in Section 6.2.

      "GAAP" means the United States generally accepted accounting principles.

      "GOVERNMENTAL ENTITY" means any administrative agency, commission, court or other governmental authority or instrumentality, domestic or foreign, including any government-sponsored corporation having regulatory authority under law.

      "HSRA" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended from time to time.

      "INDEMNIFIED PARTY" has the meaning given to that term in Section 8.1.

      "INDEMNIFYING PARTY" has the meaning given to that term in Section 8.1.

      "INDEMNITY THRESHOLD" shall have the meaning set forth in Section 8.2(b).

      "IRS" means the Internal Revenue Service.

      "LAWS" has the meaning given to that term in Section 3.5

      "LIABILITY" means any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

      "LIEN" has the meaning given to that term in Section 3.1(b).

      "LOSS CONTINGENCY" means an existing condition, situation, or set of circumstances involving uncertainty as to possible Liability to an enterprise that will ultimately be resolved when one or more future events occur or fail to occur.

      "MATERIAL ADVERSE EFFECT" means, with respect to any Person, any change in or effect on the business, or any event, occurrence, condition or development of that Person or any of its Subsidiaries that, in the aggregate, is or reasonably would be expected to be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), with respect to the Company only, the regulatory status of its purchasing group, or prospects (with respect to the Company only, other than changes in prospects resulting from economic conditions in the automobile industry) of that Person and its Subsidiaries taken as a whole.

      "MERGER SUB" means Merger Acquisition Company, a Delaware corporation wholly- owned by Buyer and formed solely for the purpose of consummating the Merger.

      "NYSE" means the New York Stock Exchange.

      "ORDINARY COURSE" means with respect to any Person, in the ordinary course of that Person's business consistent with past practice, including as to the quantity, quality and frequency.

      "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

      "PROPRIETARY RIGHTS" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights in intellectual property, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

      "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement by and among Buyer and the Sellers that shall be executed and delivered as of the Closing in substantially the form of EXHIBIT C hereto.

      "REGISTRATION STATEMENT" shall mean a registration statement as defined in the Registration Rights Agreement.

      "REPRESENTATIVES" of a Person means each of the applicable Person's directors, officers, employees, agents, representatives and advisors.

      "RESPONSE NOTICE" has the meaning given to that term in Section 8.3.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SELLERS" has the meaning given to that term in the recitals.

      "SELLER APPROVAL" means the affirmative vote in favor of a proposal to approve this Agreement and the transactions contemplated hereby, at a meeting or by written consent, of the holders of all of the shares of each class of Seller Voting Shares entitled to vote thereon in accordance with the certificate of incorporation and bylaws of the Company and Section 251(c) of the DGCL.

      "SELLER COMMON RATIO" means with respect to any holder of Seller Common Shares, the number of Seller Common Shares held by that Person immediately prior to the Closing divided by the total number of Seller Common Shares outstanding immediately prior to the Closing.

      "SELLER COMMON SHARE" means a share of the Company's Common Stock, par value $0.01 per share.

      "SELLER SHARE" means any issued and outstanding share of the Company's capital stock.

      "SELLER VOTING SHARE" means a Seller Share entitled to vote on the Merger.

      "SPIN-OFF" means the spin-off currently contemplated by Aon Corporation and discussed in a press release contained in its Current Report on Form 8-K filed April 24, 2001.

      "STOCK RIGHTS" has the meaning given to that term in Section 3.2(b).

      "SUBSIDIARY" means any corporation, partnership, limited liability company or other organization, whether or not incorporated, with respect to which a specified Person owns (directly or indirectly through one or more Subsidiaries thereof) at least twenty-five percent (25%) of the voting securities or equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, and, with respect to the Company, shall also include Automotive Insurance Purchasing Group, Inc. and Automotive Insurance Agency Inc.

      "SURVIVING CORPORATION" means the Company as in existence after the Effective Time.

      "TAX" or "TAXES" shall have the meaning given to such terms in Section 3.24(k).

      "TAX RETURN" means any return, report, declaration, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax (including any amendment or other modification thereof).

      "WARRANTY CONTRACT" means a contract providing for the repair, replacement or indemnity for the cost thereof arising from the use of a vehicle.

      SECTION 2. MERGER.

      2.1 GENERAL. On and subject to the terms and conditions of this Agreement, the Merger will take place at the Effective Time. The structure of the Merger will be a merger of Merger Sub with and into the Company, with the Company being the Surviving Corporation. The Parties will take all steps necessary to cause the Merger to comply with applicable requirements of the DGCL regarding corporate mergers.

      2.2 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Kirkland and Ellis in New York, New York, commencing at 10:00 a.m. local time on the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at or after the Closing itself) (or such other date as the Parties may mutually determine) (the "CLOSING DATE").

      2.3 ACTIONS AT CLOSING. At the Closing, (i) the Company and, as applicable, the Sellers will deliver to Merger Sub and Buyer the various certificates, instruments, and documents referred to in Section 7.2, (ii) Merger Sub and Buyer will deliver to the Company the various certificates, instruments, and documents referred to in Section 7.3, (iii) the Company and Merger Sub will file with the Secretary of State of Delaware a certificate of merger in due and proper form (the "CERTIFICATE OF MERGER"), (iv) Buyer will deliver to the Sellers the certificates evidencing the Buyer Shares (other than the Escrow Shares) issued in the Merger in exchange for all of the certificates representing the Seller Shares, together with checks representing amounts of cash payable in lieu of fractional shares, if any, which each Seller is entitled to receive, and (v) Buyer will deliver to the Escrow Agent the certificates evidencing the Escrow Shares.

      2.4 EFFECT OF MERGER.

      (a) GENERAL. The Merger shall become effective at the time (the "EFFECTIVE TIME") the Certificate of Merger is accepted for filing by the Secretary of State of Delaware. The Merger shall have the effect set forth under relevant provisions of the DGCL. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of the Merger Sub in order to fully carry out and effectuate the Merger.

      (b) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time will, pursuant to terms of the Certificate of Merger, become the Certificate of Incorporation of the Surviving Corporation.

      (c) BY-LAWS. The By-laws of Merger Sub as in effect immediately prior to the Effective Time will remain unchanged by the Merger and be the By-laws of the Surviving Corporation.

      (d) DIRECTORS AND OFFICERS. The directors and officers of Merger Sub in office immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation.

      (e) CONVERSION OF SELLER SHARES. Subject to the provisions of Section 2.4(g) and 2.4(h), at and as of the Effective Time, each holder of Seller Common Shares then outstanding shall by virtue of the Merger be entitled to receive that number of shares of Buyer Common Stock which is equal to the product of (X) the Seller Common Ratio applicable to such holder of Seller Common Shares and
(Y) Two Million (2,000,000). After the Closing, there shall be no transfers on the stock transfer books of Seller Shares which were issued and outstanding at the Effective Time and converted pursuant to the provisions of this Section 2.4(e). Subject to Section 2.4(i), after the Effective Time, holders of certificates of Seller Shares shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive shares of Buyer Common Stock into which such Seller Shares have been converted and, if applicable, fractional share payments pursuant to the provisions hereof. Each share of Merger Sub outstanding prior to the Effective Time shall be converted at and as of the Effective Time into one share of common stock of the Surviving Corporation.

      (f) LOST CERTIFICATES. In the event any certificate representing one or more Seller Shares shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to the ownership of such certificate by the Person claiming such certificate to be lost, stolen or destroyed, and the receipt by Buyer of an appropriate and customary indemnity, Buyer will issue, in exchange for such lost, stolen or destroyed certificate, one or more certificates representing Buyer Shares and the fractional share payment, if any, deliverable with respect thereof, as determined in accordance with this Section 2.4.

      (g) FRACTIONAL SHARES. In lieu of the issuance of fractional shares of Buyer Common Stock pursuant to Section 2.4(e), cash adjustments, without interest, will be paid to the holders of Seller Shares in respect of any fractional share that would otherwise be issuable pursuant to Section 2.4(e), and the amount of such cash adjustment shall be determined by multiplying such holder's fractional interest by the Aon Current Market Price as of the Closing Date.

      (h) ESCROW SHARES. At the Closing, the Sellers, Buyer and the Escrow Agent shall enter into the Escrow Agreement, which Escrow Agreement is intended to serve as security against obligations arising under the indemnification provisions in Section 8 hereof. At the Closing, there shall be withheld from each holder of Seller Shares a number of shares of Buyer Common Stock (collectively, the "ESCROW SHARES") equal to the product, rounded to the nearest whole share, of (X) the number of shares of Buyer Common Stock such holder would have otherwise received pursuant to Section 2.4(e) MULTIPLIED by (Y) 10%. At the Closing, Buyer shall deposit with the Escrow Agent one or more stock certificates representing the Escrow Shares.

      (i) BUYER COMMON STOCK PRICE ADJUSTMENT. Subject to the last sentence of this paragraph, if, on March 14, 2002 (the "ADJUSTMENT DATE"), the Combined Current Market Price does not exceed $45.00, then the Buyer shall pay to each Seller, in cash, on the third Business Day following the Adjustment Date, an amount equal to the following (if a positive number): (i) the product obtained by multiplying $90 million by such Seller's Seller Common Ratio LESS (ii) the product obtained by multiplying the Aon Current Market Price on the Adjustment Date by the number of shares of Buyer Common Stock issued to such Seller in the Merger and held by such Seller on the Adjustment Date (including Escrow Shares) LESS (iii) the product obtained by multiplying the CSC Current Market Price on the Adjustment Date by the number of CSC Share Equivalents issued in the Spin-off in respect of shares of Buyer Common Stock issued to such Seller in the Merger held by such Seller on the Adjustment Date (including Escrow Securities (as that term is defined in the Escrow Agreement)) LESS (iv) the Buyer Adjustment Amount LESS (v) the CSC Adjustment Amount. The obligations in this paragraph shall terminate and be of no effect if, at any time after the effective date of the Initial Registration Statement (as defined in the Registration Rights Agreement) and prior to the Adjustment Date, the sum of the daily closing sales prices (as quoted by the primary exchange or market on which such shares are traded) of (A) a share of Buyer Common Stock and (B) such number of shares of CSC Common Stock as equates to a CSC Share Equivalent is equal to or greater than $45.00 for 20 consecutive trading days, but only if during each of those 20 trading days there are effective Registration Statements for the Buyer Shares and CSC Common Stock issued in respect of Buyer Shares, if any, which permits the sale of all of both such securities by the Sellers.

      2.5 ANTI-DILUTION. In the event that, subsequent to the date of this Agreement but prior to the Adjustment Date, the outstanding shares of Buyer Common Stock or, after the Spin-off, CSC Common Stock, shall have been increased, decreased, changed into or exchanged for a different number of shares or securities through a split, reverse stock split, stock dividend or other like changes in capitalization, as the case may be, then a fair and appropriate adjustment shall be made to the number of shares of Buyer Common Stock and CSC Common Stock; the Combined Current Market Price (including the Aon Current Market Price and CSC Current Market Price); the Buyer Adjustment Amount and the CSC Adjustment Amount; and the closing sale prices of Buyer Common Stock and CSC Common Stock for purposes of Section 2.4(e) and 2.4(i). In the event the Spin-off becomes effective after the date hereof but prior to the Effective Time, appropriate adjustments will be made so that the Sellers receive the number of shares of Buyer Common Stock determined in Section 2.4(e) plus such shares of CSC Common Stock as are issuable in the Spin-off in respect of such shares of Buyer Common Stock.

      2.6 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Company and Merger Sub shall be authorized to execute and deliver, in the name and on behalf of Merger Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

      SECTION 3. REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY.

      The Company and each Seller hereby represent and warrant to Buyer and Merger Sub that, except as set forth in the disclosure schedule delivered by the Company and the Sellers to Buyer and Merger Sub concurrently herewith (the "DISCLOSURE SCHEDULE"), which disclosure shall make reference to the particular section of this Agreement to which such disclosure relates, and which sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in this Section 3, or to one or more of the covenants contained in Section 6:

      3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted.

      (b) Section 3.1(b) of the Disclosure Schedule lists each Subsidiary of the Company and its jurisdiction of organization. The Company owns, directly or indirectly, all of the outstanding capital stock (or other ownership interests) of each of its Subsidiaries which, with respect to each such Subsidiary, has been duly authorized and validly issued and is fully paid and, if applicable, non assessable. The Company is the beneficial owner of all of the outstanding shares of capital stock of each Subsidiary of the Company, free and clear of any and all Liens and there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, obligating any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock of or other ownership interests in such Subsidiary or any securities or obligations convertible or exchangeable for such shares or interests or to grant, extend or enter into any such option, warrants, convertible security, call, right, commitment, preemptive right or agreement. Except for investments made in the Ordinary Course pursuant to the investment guidelines adopted by the Company Board, the Company and its Subsidiaries have no investments (whether through acquisition of an equity interest or otherwise) in any other person, joint venture, business, corporation, partnership, trust or other entity with a fair market value in excess of $100,000. For purposes of this Agreement, "LIEN" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind in respect of such asset.

      (c) Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority to own, lease and operate its respective properties and to carry on its respective businesses as now being conducted.

      (d) Except as set forth in Section 3.1(d) of the Disclosure Schedule, neither the Company nor any Subsidiary of the Company is a party to any stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the capital stock of any of such Subsidiaries, and to the knowledge of the Company, there are no such agreements, trusts, proxies, other agreements or understandings with respect to which the Company or any material Subsidiary of the Company is not a party. None of the Subsidiaries of the Company is in default under or in violation of any provision of its Constituent Documents.

      (e) Except as set forth in Section 3.1(e) of the Disclosure Schedule, each of the Company and its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

      (f) The Company has previously made available to Buyer true and complete copies of the certificate of incorporation and by-laws of the Company and the charter and by-laws of each of its Subsidiaries, and any similar governing documents (the "CONSTITUENT DOCUMENTS"), all as currently in full force and effect.

      3.2 CAPITALIZATION OF THE COMPANY AND ITS SUBSIDIARIES.

      (a) The authorized capital stock of the Company consists of 1,000 shares of common stock, of which, as of the date hereof, 100 shares were issued and outstanding, which shares are held of record by the persons and in the amounts set forth in Section 3.2(a) of the Disclosure Schedule. All of the Seller Shares have been validly issued, and are fully paid, nonassessable and free of preemptive rights. Except as set forth above, and other than cash bonus plans based upon financial performance and listed in Section 3.2(a) of the Disclosure Schedule, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options or other rights to acquire from the Company or its Subsidiaries, and no obligations of the Company or its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) no equity equivalents, interests in the ownership or earnings of the Company or its Subsidiaries or other similar rights (collectively "COMPANY SECURITIES"). Except with respect to Automotive Insurance Agency, Inc. and the appreciation rights agreement with Mr. Daves listed in Section 3.2(a) of the Disclosure Schedule, there are no outstanding obligations of the Company or its Subsidiaries or any employees thereof to repurchase, redeem or otherwise acquire any Company Securities.

      (b) Except as set forth in paragraph (a) of this Section 3.2, no Stock Rights are authorized, issued or outstanding with respect to the capital stock of the Company or any Subsidiary of the Company. For purposes of this Agreement, "STOCK RIGHTS" mean (i) subscriptions, calls, warrants, options, rights and other arrangements or commitments of any kind which obligate an entity to issue or dispose of any of its capital stock or other equity securities, (ii) securities convertible into or exercisable or exchangeable for shares of capital stock or other equity securities and (iii) stock appreciation rights, performance units and other similar stock based rights whether they obligate the issuer thereof to issue stock or other equity securities or to pay cash.

      3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the requirements set forth in Section 3.5. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board, and the Seller Approval has occurred, and no other corporate proceedings on the part of the Company or approvals of its shareholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and the Sellers and, assuming the due authorization, execution and delivery hereof by the Buyer and Merger Sub, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

      3.4 GAAP FINANCIAL STATEMENTS.

      (a) The Company has previously delivered to the Buyer the Company's audited consolidated balance sheets and statements of income, cash-flow and shareholders' equity for each of the two years in the period ended December 31, 2000 (all such items mentioned previously in this Section, the "FINANCIAL STATEMENTS"). The Financial Statements (i) are correct and complete in all material respects, (ii) are consistent with the books and records of the Company and its Subsidiaries (which books and records are correct and complete in all material respects, and are maintained in accordance with applicable regulations), and (iii) have been prepared in conformity with GAAP applied on a consistent basis (except as described therein and in prior historical financial statements of the Company) and present fairly the financial position of the Company on a consolidated basis as at the dates indicated and the results of its operations for such period. Except as set forth in the Financial Statements or
Section 3.4(a) of the Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries has (i) any Loss Contingency material to the Company and its Subsidiaries on a consolidated basis which is not required by GAAP to be accrued or (ii) any other Liability material to the Company and its Subsidiaries on a consolidated basis that is not required by GAAP to be accrued. The financial statements to be delivered pursuant to Section 6.3(i) will be derived from the accounting books and records of the Company, will provide adequate disclosure of material changes to the accounts or business of the Company and its Subsidiaries and will be prepared in accordance with GAAP (except for the absence of footnotes) and otherwise on the same basis as the Financial Statements (except as may be required by GAAP), subject to normal year-end adjustments in the case of monthly financial statements.

      (b) STATUTORY FINANCIAL STATEMENTS. The Company has heretofore delivered to Buyer true and complete copies of Annual Statements of FFG Insurance Company ("FFG") as filed with the Texas Department of Insurance for the year ended December 31, 2000 (the "ANNUAL STATEMENT"). The balance sheet of FFG as of December 31, 2000, and the related statement of income and cash flow for the year then ended, included in the Annual Statement for the year ended

December 31, 2000, were prepared in conformity with statutory accounting practices prescribed or permitted by the Texas Department of Insurance consistently applied, except as otherwise noted therein, for the period covered thereby and fairly present the statutory financial position of FFG as at the date thereof and the results of operations and cash flow of FFG for the period then ended; PROVIDED, that this representation shall not be deemed to be breached by reason of the development of Reserves for Losses and Loss Adjustment Expenses and Reserves for Uncollectible Reinsurance after the date of such financial statement.

      3.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Assuming the truth and accuracy of the Buyer's and Merger Sub's representations and warranties contained in
Section 5.3, except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of (a) the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, (b) state securities or blue sky laws, (c) the HSRA, (d) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL, (e) other immaterial actions, filings, approvals, and consents or (f) as set forth in Section 3.5 of the Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, or order of, any Governmental Entity is necessary for the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (a) conflict with or result in any breach of any provision of the Constituent Documents of the Company or any of its Subsidiaries, (b) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or loss of material benefits to the Company or any Subsidiary of the Company) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (c) contravene or conflict with or constitute a violation of any provision of any law, statute, rule, regulation, judgment, order, writ, injunction or decree (collectively, "LAWS") applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (d) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary of the Company, except in the case of (b) through
(d) for violations, breaches or defaults which would not have, individually or in the aggregate, a Material Adverse Effect on the Company or would not reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement.

      3.6 NO DEFAULT. None of the Company or any of its Subsidiaries is in default of, in conflict with or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation by the Company or any of its Subsidiaries) of any term, condition or provision of
(a) its Constituent Documents, (b) any note, bond, mortgage, indenture, lease, license, permit, franchise, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected or (c) any Law applicable to the Company, its Subsidiaries or any of their respective properties or assets, except in the case of (b) or (c) for violations, breaches or defaults that would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

      3.7 NO UNDISCLOSED LIABILITIES. Neither the Company nor its Subsidiaries have any material liabilities or obligations of any nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability for Taxes) other than such liabilities or obligations (i) that have been specifically disclosed or provided on the Company's most recent Financial Statements, (ii) that have been incurred in the Ordinary Course since the most recent Financial Statements, or (iii) that are not required by GAAP to have been included in the Company's consolidated balance sheet. The Company and its Subsidiaries have adequate reserves to cover all insurance claims under all of their policies written.

      3.8 ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth in Section 3.8 of the Disclosure Schedule, since December 31, 2000 no event has occurred which has had or reasonably would be expected to have a Material Adverse Effect on the Company. Except as disclosed in the Financial Statements, and except for this Agreement and the Merger, since December 31, 2000, each of the Company and its Subsidiaries has been operated in the Ordinary Course. Without limiting the generality of the foregoing, except as set forth on Section 3.8 of the Disclosure Schedule, between December 31, 2000 and the date hereof:

            (i) no party (including the Company or any of its Subsidiaries) has accelerated, terminated, modified or canceled any Contract (or series of related Contracts) involving more than $100,000 to which the Company or any of its Subsidiaries is a party or by which any of them is bound;

            (ii) neither the Company nor any of its Subsidiaries has imposed any Lien upon any of its assets, tangible or intangible, except in the Ordinary Course;

            (iii) there has not been any revaluation by the Company or any of its Subsidiaries of any of their respective assets, including, without limitation, write-offs of accounts receivable;

            (iv) there has not been any damage, destruction or other casualty loss (whether or not covered by insurance) that has resulted in a Material Adverse Effect on the Company;

            (v) except as required by GAAP or applicable Law in any relevant jurisdiction applicable to the Company or any of its Subsidiaries, there has not been any material change in any method of accounting or accounting practice or policy or application thereof by the Company or any of its Subsidiaries;

            (vi) except in the Ordinary Course, neither the Company nor any of its Subsidiaries has made any capital investment in securities rated below investment grade, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $100,000;

            (vii) except for provision of services or sales in the Ordinary Course there has not been (i) any sale, lease, license, transfer or other disposition of any of its assets or property having a book or market value in excess of $100,000 or (ii) any agreement or consent to enter into such agreement granting a preferential right to sell, lease or otherwise dispose of any of such assets;

            (viii) there has not been entrance into any new line of business, or incurrence or commitment to incur any capital expenditures, obligations or liabilities in connection therewith;

            (ix) there has not been any acquisition or agreement to acquire by merger, consolidation or otherwise, or agreement to acquire a substantial portion of the assets of, or in any other manner, any business of any other Person;

            (x) there has not been any cancellation or waiver of (i) any right material to the operation of the business of the Company or any of its Subsidiaries, or (ii) any debts or claims against any Affiliate of the Company;

            (xi) there has not been any disposition of, or failure to keep in effect any material right in, to or for the use of any material patent, trademark, service mark, trade name, copyright or trade secret of the Company or any of its Subsidiaries;

            (xii) neither the Company nor any of its Subsidiaries has issued any note, bond, or other debt security, accommodated or endorsed the obligations of any other Person, except in connection with the deposit of checks, or created, incurred, assumed, or guaranteed any indebtedness or Liability for borrowed money or capitalized lease obligation either involving more than $100,000 singly or $200,000 in the aggregate;

            (xiii) neither the Company nor any of its Subsidiaries has delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course;

            (xiv) neither the Company nor any of its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Proprietary Rights either involving more than $100,000 or outside the Ordinary Course;

            (xv) there has been no change made or authorized in the charter or bylaws of the Company or any of its Subsidiaries;

            (xvi) neither the Company nor any of its Subsidiaries has issued, sold or otherwise disposed of any of its capital stock, or granted or entered into any option, warrant or other Contract to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

            (xvii) neither the Company nor any of its Subsidiaries has declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock other than dividends payable in cash in the Ordinary Course (including amounts necessary to pay certain Taxes) in accordance with the terms of the Company's (or any such Subsidiary's) Certificate of Incorporation;

            (xviii) neither the Company nor any of its Subsidiaries has entered into a Contract or any other transaction with any of its Affiliates other than pursuant to existing Contracts entered into in the Ordinary Course;

            (xix) except in the Ordinary Course, neither the Company nor any of its Subsidiaries has entered into any employment Contract (other than Contracts with officers of either the Company or any of its Subsidiaries) or collective bargaining agreement, written or oral, or modified the terms of any existing such Contract or agreement;

            (xx) neither the Company nor any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers or employees other than in the Ordinary Course;

            (xxi) neither the Company nor any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance or other plan for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Plan (as defined in Section 3.11(a)));

            (xxii) neither the Company nor any of its Subsidiaries has made any other change in employment terms for any of its officers or employees outside the Ordinary Course;

            (xxiii) there has not been, to the Company's knowledge, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, or any lockouts, strikes, slowdowns, work stoppages, or to the Company's knowledge, threats by or with respect to such employees;

            (xxiv) there has not been any waiver of any material benefits of, or agreement to modify in any material respect, any confidential, standstill, non-solicitation or similar agreement to which the Company or any of its Subsidiaries is a party;

            (xxv) to the Company's knowledge, there has not been any other occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course involving the Company or any of its Subsidiaries; and

            (xxvi) neither the Company nor any of its Subsidiaries has committed to do any of the foregoing.

      3.9 LITIGATION. Except as set forth in Section 3.9 of the Disclosure Schedule, there is no suit, litigation, arbitration, grievance, claim, action, proceeding or investigation pending or, to the knowledge of the Company and any of its Subsidiaries, threatened against or relating to the Company or any of its Subsidiaries or any of their respective properties, assets or business before any Governmental Entity which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or would reasonably be expected to prevent, enjoin, alter or significantly delay the consummation of the transactions contemplated by this Agreement. None of the Company or its Subsidiaries is subject to any outstanding order, writ, injunction, settlement or similar agreement, or decree that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or prevent or significantly delay the consummation of the transactions contemplated hereby. There are no actions, suits or proceedings related to discrimination on the basis of age, sex, religion, race or physical or mental disability, and no labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company or any of its Subsidiaries, is threatened which, in each case would reasonably be expected to have a Material Adverse Effect on the Company.

      3.10 COMPLIANCE WITH APPLICABLE LAW; LICENSES.

      (a) The Company and its Subsidiaries hold all material permits, licenses, consents, authorizations, certificates, variances, exemptions, orders and approvals of and from all, and has made all declarations and filings with Governmental Entities necessary for the lawful conduct of their respective businesses and to own, lease, license and use their respective properties and assets (the "COMPANY PERMITS"). The Company and its Subsidiaries are in compliance with the terms of the Company Permits. The activities or businesses of the Company and its Subsidiaries are not being conducted in violation of or in conflict with any law, rule, order, judgment, decree, ordinance or regulation of the United States, any foreign country, any state, county or locality, or of any Governmental Entity of the United States, any country, any state, county or locality or of any foreign jurisdiction. No material investigation or review by any Governmental Entity of the United States, any country, any state, county or locality or of any foreign jurisdiction with respect to the Company or its Subsidiaries is pending or, to the knowledge of the Company and any of its Subsidiaries, threatened, nor, to the knowledge of the Company and any of its Subsidiaries, has any Governmental Entity of the United States, any country, any state, county or locality or of any foreign jurisdiction indicated an intention to conduct the same. Neither the Company nor any of its Subsidiaries is, or has received any notice, actual or constructive, to the effect that it is (or that the manner in which any of them conducts its business is), in breach or violation of, or in default under, any term or provision of (i) its Constituent Documents, (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which it is a party or by which it is or may be bound or to which any of its proportion or assets is or may be subject, or (iii) except as disclosed pursuant to any other Section of this Section 3, any Law binding upon or applicable to the Company or any of its Subsidiaries or of any Governmental Entity, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets.

      (b) The Company and its Subsidiaries has obtained all licenses, certificates of authority, permits, authorizations, orders and approvals of, and has made all registrations or filings with, all Governmental Entities as required in connection with the conduct of the business of the Company as currently conducted, and with respect to which a failure to so obtain would have a Material Adverse Effect on the Company (collectively, the "LICENSES"). Section 3.10(b) of the Disclosure Schedule lists the jurisdictions in which the Company and its Subsidiaries possess licenses, certificates of authority, approvals or authorizations to conduct an insurance business as an admitted insurer (an "INSURANCE AUTHORIZATIONS"). Section 3.10(b) of the Disclosure Schedule lists the jurisdictions in which the Company and its Subsidiaries are otherwise eligible or qualified to conduct an insurance business ("INSURANCE ELIGIBILITY"). The Company has heretofore made available to the Buyer true and complete copies of all documents or certificates relating to such Insurance Authorizations as are currently in effect. All material licenses and Insurance Authorizations are valid and in full force and effect.

      3.11 ERISA.

      (a) Section 3.11 of the Disclosure Schedule sets forth a list of all "employee benefit plans" (as defined in Section 3(2) of ERISA and which are subject to ERISA (each, a "PENSION PLAN")), all "employee welfare plans" (as defined in Section 3(l) of ERISA and which are subject to ERISA) (each, a "WELFARE PLAN") , all other material bonus, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control compensation and death benefit and fringe benefit plans, and all employment agreements maintained, sponsored, administered contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any material liability for the benefit of any current or former employee or other beneficiary, except for any plan or agreement providing for benefits which are required pursuant to any federal, state, local or foreign law or regulation (collectively, the "PLANS"). Except as set forth in Section 3.11 of the Disclosure Schedule, no Plan is, or at any time within the six calendar years preceding the date of this Agreement has been, a "multiemployer plan" within the meaning of Section 3(37) of ERISA which is subject to Title IV of ERISA. The Company Disclosure Schedule sets forth all collective bargaining agreements covering employees of the Company or any of its Subsidiaries world-wide.

      (b) With respect to each Plan (to the extent applicable), the Company has made available to Buyer and Merger Sub prior to the execution of this Agreement true and complete copies of (i) the current Plan documents, including all amendments, (ii) each trust agreement relating to such Plan, (iii) the most recent annual report (Form 5500 Series) required to be filed with the IRS, (iv) the most recent summary plan description, (v) the most recent actuarial report or valuation, and (vi) the most recent determination letter issued by the IRS.

      (c) All Plans have maintained, funded, been administered and in all material respects are in compliance with their terms and the terms of any applicable collective bargaining agreement and with the requirements of any applicable law, including, but not limited to ERISA and the Code.

      (d) No Pension Plan subject to Title IV of ERISA for which the Company or a Subsidiary of the Company was the contributing sponsor was terminated within six years prior to the date hereof, or was terminated more than six years prior to the date hereof unless the Company has no material contingent or actual liability with respect to such Pension Plan as of the date hereof (other than in a standard termination pursuant to Section 4041 of ERISA with respect to which the Company has no contingent or actual liability). Neither the Company nor any of its Subsidiaries has engaged in a transaction that may give rise to liability under sections 4064 or 4069 of ERISA. Neither the Company nor any of its Subsidiaries is subject to any lien imposed under Section 412(n) of the Code or
Section 302(f) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any of its Subsidiaries has any material liability for unpaid contributions with respect to any Pension Plan. Neither the Company nor any of its Subsidiaries is required to provide security to a Pension Plan which covers or has covered employees or former employees of the Company under Section 401(a) (29) of the Code. Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of the Company and is intended to be qualified and tax-exempt under the provisions of Code Sections 401(a) and 501(a) has received a determination letter from the IRS that it is so qualified and the Company has no knowledge of any facts which would adversely affect its qualified status. The Company has paid all premiums (and interest charges and penalties for late payment, it applicable) due the Pension Benefit Guaranty Corporation (the "PBGC") with respect to each Pension Plan for each plan year thereof for which such premiums are required. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan as to which the reporting requirement has not been waived. No filing has been made by the Company or any of its Subsidiaries with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan, except for any Plan terminated under the standard termination provisions of Section 4041 of ERISA and with respect to which the Company has no contingent or actual liability. To the Company's knowledge, no condition exists and no event has occurred that could constitute grounds for the termination of any Pension Plan by the PBGC. With respect to any "multiemployer plan" (as defined in Section 3(37) or 4001(a)(1) of ERISA) to which the Company or any of its Subsidiaries contributes or with respect thereto has any liability and which is subject to Title IV of ERISA, no event has occurred in connection with which the Company or any of its Subsidiaries could have any material liability that would have a Material Adverse Effect on the Company.

      (e) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any trustee or administrator of any Plan, has engaged in a "prohibited transaction," as defined in Section 4975 of the Code, or a transaction prohibited by Section 406 of ERISA that could give rise to any tax or penalty under Section 4975.

      (f) At the end of its most recent plan year, each Plan to which Section 412 of the Code is applicable satisfied the minimum funding standards provided for in such Section and all required installments (within the meaning of Section 412(m) of the code), the due date for which is after the end of the most recent plan year but prior to the date hereof, have been made.

      (g) Each Welfare Plan which covers or has covered employees or former employees of the Company and which is a "group health plan," as defined in
Section 607(l) of ERISA, has been operated in compliance in all material respects with the provisions of Part 6 of Title I, Subtitle B of ERISA and Sections 162 (k) and 4980B of the Code at all times.

      (h) With respect to any plan covering employees or former employees of any of the Company's Subsidiaries organized under the laws of or doing business in any country other than the United States which if maintained or administered in or otherwise subject to the laws of the United States would be an "employee pension benefit plan" as defined in Section 3(2) of ERISA (except for any such plan providing for benefits which are required pursuant to any foreign law or regulation), to the knowledge of the Company, each such plan has been maintained in all material respects in compliance with its terms and with the requirements proscribed by any and all applicable statutes, orders, rules and regulations (including without limitation any special provisions relating to the tax status of contributions to, earnings of or distributions from such plans where each such plan was intended to have such tax status) and has been maintained in good standing with applicable regulatory authorities.

      (i)   The representations and warranties set forth in Sections 3.11(d) and
(f) are also true with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained, sponsored, administered or contributed to by any entity which is in the same "controlled group" (as defined in Section 4001(a)(14) of ERISA or Section 412(l)(8)(c) of the Code) as the Company or any Subsidiary of the Company.

      3.12  ENVIRONMENTAL LAWS AND REGULATIONS.

      (a) Each of the Company and its Subsidiaries is, and at all times has been, in material compliance with, all Environmental Laws. Neither the Company nor any of its Subsidiaries has any basis to expect, nor has any of them received, any actual or threatened order, notice, or other communication from any Governmental Entity or private citizen acting in the public interest of any actual or potential violation or failure to comply with any Environmental Laws.

      (b) There are no pending or, to the knowledge of the Company and its Subsidiaries, threatened claims, encumbrances, or other restrictions of any nature, resulting from any liabilities for Hazardous Materials or arising under or pursuant to any Environmental Law.

      (c)   As used herein:

            (i) "Environmental Laws" means any federal, state and local laws, regulated order relating to the environment or to emissions, discharges or releases of pollutants, contaminants, or chemicals, or industrial, toxic or hazardous substances or wastes, into the environment (including structures, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

            (ii) "Hazardous Material" means (A) any chemicals or other materials or substances that are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "pollutants," "contaminants," or words of similar import under any Environmental Law, including petroleum, friable asbestos, polychlorinated biphenyls and chlorofluorocarbons, and (B) any other chemical, material or substance, the presence of or exposure to which is prohibited, limited or regulated by any Governmental Entity under any Environmental Law.

      3.13 INTELLECTUAL PROPERTY; SOFTWARE. To the Company's knowledge, the Company or one of its Subsidiaries is the owner of (free and clear of all liens and encumbrances), has sufficient and valid rights to use or is a licensee under a valid written license that has been disclosed to Buyer and Merger Sub for, all items of intangible property, including, without limitation, trademarks and service marks (whether or not registered or applied for registration), domain name, trade names, brand names, patents, patent applications, inventions (whether or not patented), trade secrets and copyrights (whether or not registered or applied for registration) (collectively, the "INTELLECTUAL PROPERTY"), which individually or in the aggregate are necessary for the operation of the business of the Company and any of its Subsidiaries as currently conducted, except for any such Intellectual Property the loss of which would not reasonably be expected to cause a Material Adverse Effect on the Company. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, there are no claims pending or, to the Company's or any of its Subsidiaries's knowledge, threatened, that the Company or any of its Subsidiaries in violation of any intangible property rights of any third party. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, no third party has interfered with, infringed upon, misappropriated, or violated in any material respect any Intellectual Property rights of the Company or any of its Subsidiaries. The Company and each of its Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of the Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, all payments, including maintenance fees, and all filings and registrations have been made with respect to the Intellectual Property so as to maintain the Intellectual Property in full force and effect. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, all Intellectual Property owned or used by the Company or any of its Subsidiaries immediately prior to the Effective Time will be owned as available for use by the Surviving Corporation and its Subsidiaries on identical terms and conditions immediately subsequent to the Effective Time.

      3.14 CERTAIN BUSINESS PRACTICES. The Company, any of its Subsidiaries or any directors, officers, agents or employees of the Company or any of its Subsidiaries, in their capacities as such, each has not, directly or indirectly,
(a) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction, (b) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of the Company and its Subsidiaries for any reason, (c) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office or (d) paid or delivered any fee, commission or any other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the assets, business or operations of the Company or its Subsidiaries, in each case, which the Company, such Subsidiary or each officer, director, agent or employee knew or has reason to believe to have been illegal under any federal, state or local laws (or any rules or regulations thereunder) of the United States or any other country having jurisdiction.

      3.15 LABOR MATTERS. With respect to the Company and its Subsidiaries, as of the date hereof: (i) there is no collective agreement or bargaining relationship with any labor organization; (ii) no executive officer has declared any present intention to terminate their employment; (iii) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition; (iv) no union organizing or decertification efforts are underway or threatened and no other question concerning representation exists; (v) no labor strike, work stoppage, slowdown, or other material labor dispute has occurred within the past three (3) years or is currently underway and, to the knowledge of the Company and its Subsidiaries none is threatened; (vi) there is no workman's compensation claim; (vii) there is no employment- related charge, complaint, grievance, investigation, inquiry or obligation of any kind, pending or to the knowledge of Sellers or the Company, threatened in any forum, relating to an alleged violation or breach by the Company or its Subsidiaries (or its or their officers or directors) of any law, regulation or contract; and, (viii) to the knowledge of Sellers or the Company, no employee or agent of the Company or its Subsidiaries has committed any act or omission giving rise to liability for any violation identified in subsection (vii) above.

      Neither the Company nor its Subsidiaries have implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state or local law, regulation or ordinance.

      3.16 ACCOUNTS RECEIVABLE. All accounts receivable reflected in the books of the Company and its Subsidiaries consist of accounts that are, to the Company's knowledge, good and collectible in the Ordinary Course except to the extent of applicable reserves which the Company and its Subsidiaries created to cover claims under insurance policies written or for which the Company and its Subsidiaries have created an applicable reserve for bad debts on the Company's unaudited consolidated balance sheet as of December 31, 2000.

      3.17 BOOKS AND RECORDS. The books and records of the Company and each of its Subsidiaries are accurate and complete in all material respects and accurately reflect in all material respects the ownership, use, and operations of the Company and each of its Subsidiaries.

      3.18 INSURANCE. The Company maintains insurance policies (the "INSURANCE POLICIES") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Section 3.18 of the Disclosure Schedule contains a summary description of all material Insurance Policies as of the date hereof. As of the date hereof, each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. The Company and its Subsidiaries have complied in all material respects with provisions of each Insurance Policy under which it is the insured party. As of the date hereof, no insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

      3.19 REINSURANCE. Section 3.19 of the Disclosure Schedule contains a complete and correct list of all Contracts regarding reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance to which FFG is a party (as either a ceding or assuming party as of the date hereof) and in respect of which there are open claims as of the date hereof. In respect of all such contracts (individually a "REINSURANCE AGREEMENT" and collectively the "REINSURANCE AGREEMENTS") to which FFG has been a party since 1995, and all such treaties or agreements are in full force and effect. Except as set forth in Section 3.19 of the Disclosure Schedule, neither FFG, nor to the knowledge of FFG, any other party, is in default of any material provision of the Reinsurance Agreements. No other party to any such Reinsurance Agreement has given notice of termination or cancellation of any such Reinsurance Agreement other than in accordance with the terms of such Reinsurance Agreement. No reinsurer has asserted or threatened to assert a claim that FFG has breached any of its material obligations under any Reinsurance Agreement or that the reinsurer will not or does not intend to perform any of its material obligations under a Reinsurance Agreement.

      3.20 POLICIES OF INSURANCE WRITTEN BY FFG. Except for any failures to comply or file which did not and will not result in the imposition of a material fine or penalty against FFG which has not been paid all policies and contracts of insurance or reinsurance issued by FFG within the five (5) years prior to the date hereof or which are being issued by FFG as of the date hereof are in compliance, and at their respective dates of issuance were in compliance, in all material respects with all applicable Laws and, to the extent required under applicable Law, are on forms approved by the appropriate Governmental Entities in the jurisdictions where issued or have been filed with and not objected to by such Governmental Entities within the period provided for objection. Any premium rates with respect to insurance policies or contracts currently issued by FFG which are required to be filed with or approved by any Governmental Entity have been so filed or approved in accordance with applicable Laws, and such premiums charged by FFG conform thereto, except where the failure to so file or receive approval or conform did not and will not result in the imposition of a material fine or penalty against FFG which has not been paid.

      3.21 BROKERS' FEES. Except pursuant to an agreement with Stephens Inc. dated February 12, 2001, none of the Company and its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement.

      3.22 SUPPLIERS AND CUSTOMERS. The documents and information supplied by the Company to Buyer and Merger Sub in connection with this Agreement with respect to the relationships with and volumes of business done with significant customers and with respect to receivables aging and reserves with respect thereto was accurate in all material respects. The Company is not aware of any circumstances that would indicate that any significant supplier or customer intends to materially alter its relationship with the Company as a result of the Company's entering into this Agreement.

      3.23 CERTAIN CONTRACTS. Section 3.23 of the Disclosure Schedule lists the following contracts to which the Company or any of its Subsidiaries is a party:
(i) any Contract concerning noncompetition, (ii) any Contract between the Company and any of its Affiliates or Subsidiaries, (iii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees, (iv) any powers of attorney executed on behalf of the Company or any of its Subsidiaries, (v) any Contract under which any of them has advanced or loaned any amount to any of its directors, officers, and employees, (vi) any Contract under which the consequences of a default or termination reasonably would be expected to have a Material Adverse Effect on the Company (other than Warranty Contracts), (vii) any instrument or Contract whereby the Company or any of its Subsidiaries indemnifies or guarantees any loss or Liability which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company, (viii) any Contract under which the Company or any of its Subsidiaries could have Liabilities or obligations in the future relating to the acquisition or disposition of material assets by way of merger, consolidation, purchase, sale or otherwise, or granting to any Person a right at such person's option to purchase or acquire any material asset or property of the Company or any interest therein (not including dispositions of securities in the Ordinary Course), and (ix) any other Contract (or group of related contracts) the performance of which involves consideration in excess of $100,000.

      3.24 TAX MATTERS.

      (a) Each of the Company and its Subsidiaries has duly and timely filed (or, in the case of returns and reports due between the date hereof and the Closing Date, will duly and timely file) all material domestic and foreign (whether national, federal, state, provincial, local or otherwise) tax returns and reports required to be filed by it and each such return or report is true, correct and complete in all material respects. There have been no claims made by a taxing authority in a jurisdiction where any of the Company and its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction. Each of the Company and its Subsidiaries has timely paid (or, in the case of Taxes due between the date hereof and the Closing Date, will timely pay) all material Taxes owed by it, whether or not shown on such returns and reports. The December 31, 2000 Financial Statements reflect an adequate reserve for all Taxes payable by the Company and each of its Subsidiaries (in addition to any reserve for deferred Taxes established to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements.

      (b) Except as set forth in Section 3.24(b) of the Disclosure Schedule, no material domestic or foreign (whether national, federal, state, provincial, local or otherwise) tax return or report of the Company or any of its Subsidiaries is under audit or examination by any taxing authority, and no written or, to the knowledge of the Company, unwritten notice of such an audit or examination or other inquiry or questionnaire has been received by the Company or any of its Subsidiaries. The Company has received no written notice of deficiency, proposed adjustment or matter in controversy or other similar written notice with respect to any material amount of Taxes due and owing by the Company or any of its Subsidiaries. Except as set forth in
Section 3.24(b) of the Disclosure Schedule, each deficiency in Taxes resulting from any completed audit or examination by any taxing authority or any concluded litigation has been timely paid. Section 3.24(b) of the Disclosure Schedule lists all United States federal, state and local and non- United States income tax returns filed with respect to the Company or any of its Subsidiaries for any taxable period ending on or after January 1, 1996. The United States federal income tax returns of the Company and each of its Subsidiaries have been examined by the IRS and settled or have closed by virtue of the expiration of the relevant statute of limitations for all years through December 31, 1996.

      (c) Except as set forth in Section 3.24(c) of the Disclosure Schedule, with respect to the Company and each of its Subsidiaries, there is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. Except as set forth in Section 3.24(c) of the Disclosure Schedule, neither the Company nor any Subsidiary of the Company is the beneficiary of any extension of time to file any tax return or report that has not been filed.

      (d) Each of the Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, former employee, independent contractor, creditor, stockholder, affiliate, customer, supplier or other third party.

      (e) No liens for Taxes exist upon any assets or properties of the Company or any of its Subsidiaries, except for statutory liens for Taxes not yet due and payable.

      (f) Except as set forth in Section 3.24(f) of the Disclosure Schedule, none of the Company or any Subsidiary of the Company is a party to or bound by any tax sharing agreement, tax indemnity obligation or other agreement or arrangement with respect to Taxes (including any advance pricing agreement, closing agreement, gain recognition agreement or other material agreement relating to Taxes with any taxing authority).

      (g) Except as set forth in Section 3.24(g) of the Disclosure Schedule, none of the Company or any Subsidiary of the Company (i) has filed a consent under Section 341(f) of the Code concerning collapsible corporations, or (ii) has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Section 280G of the Code (or any similar provision of state, local or foreign law).

      (h) The Company has not at any time since January 1, 1998 been a member of any Affiliated Group other than the Affiliated Group of which the Company is the common parent. No subsidiary of the Company has at any time since January 1, 1998 been a member of any Affiliated Group other than the Affiliated Group the common parent of which is the Company or the Affiliated

Group of which FFG Corporation is the common parent. Other than the several liability for federal income taxes of those Subsidiaries of the Company that file federal income tax returns as members of the Affiliated Group the common parent of which is FFG Corporation , none of the Company or any Subsidiary of the Company has any liability for Taxes of any other person under Treasury Regulation Section 1.1502-6 (or comparable provisions of foreign, state or local law), as a transferee or successor, by contract or otherwise.

      (i) Except as set forth in Section 3.24(i) of the Disclosure Schedule, none of the Company or any Subsidiary of the Company has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

      (j) Neither the Company nor any Subsidiary of the Company has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code. Each of the Company and its Subsidiaries has proper receipts, within the meaning of Treasury Regulation Section 1.905-2, for any foreign Tax that has been or in the future may be claimed as a foreign tax credit for United States federal income tax purposes. Neither the Company nor any Subsidiary of the Company is, or at any time has been, subject to (i) the dual consolidated loss provisions of Section 1503(d) of the Code, (ii) the overall foreign loss provisions of Section 904(f) of the Code or (iii) the recharacterization provisions of Section 952(c)(2) of the Code. Neither the Company nor any Subsidiary of the Company has any "non-recaptured net Section 1231 losses" within the meaning of Section 1231(c)(2) of the Code.

      (k) As used in this Agreement, (A) "TAXES" shall include all (x) domestic and foreign (whether national, federal, state, provincial, local or otherwise) income, franchise, property, sales, use, excise, employment, payroll, social security, value added, ad valorem, transfer, withholding, license, severance, stamp, premium, environmental, customs, duties, capital stock, unemployment, disability, registration, estimated, alternative or add-on minimum and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments, liabilities under abandoned property, escheat or similar law or governmental charges of any nature whatever, whether disputed or not, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the types described in clauses (x) or (y); and (B) "AFFILIATED GROUP" shall mean each group of which the Company or any Subsidiary of the Company is or has been a member during a period for which the group filed a tax return or report on an affiliated, combined, consolidated, unitary or similar basis.

      3.25 RELATED PARTY TRANSACTIONS. Since December 31, 2000, there have been no Contracts between either the Company or its Subsidiaries or any officer or director of the Company or its Subsidiaries, except as set forth in Section 3.25 of the Disclosure Schedule.

      3.26 RESTRICTIONS ON BUSINESS ACTIVITIES. As of the date hereof, there is no judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries, or, to the

Company's or any of its Subsidiaries' knowledge, threatened, which has, or would reasonably be expected to have, the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted.

      3.27 REAL ESTATE.

      (a) There are no parcels of real property owned by the Company or any of its Subsidiaries.

      (b) Section 3.27(b) of the Disclosure Schedule sets forth all leases, subleases and other occupancy agreements, including all amendments, extensions and other modifications (the "LEASES") for real property (the "LEASED REAL PROPERTY") to which the Company or any Subsidiary of the Company is a party. The Company or its applicable Subsidiary has a good and valid leasehold interest in and to all of the Leased Real Property, subject to no Liens except as described in such Schedule. Each Lease is in full force and effect and is enforceable in accordance with its terms. Except as disclosed in Section 3.27(b) of the Disclosure Schedule, there exists no default or condition which, with the giving of notice, the passage of time or both, could become a default under any Lease. The Company has previously made available to Buyer true, complete, and correct copies of all the Leases. Except as described in Section 3.27(b) of the Disclosure Schedule no consent, waiver, approval or authorization is required from the landlord under any Lease as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

      (c) The Leased Real Property constitutes all of the real property owned, leased, occupied or otherwise used in connection with the business of the Company and its Subsidiaries. Except as disclosed on Section 3.27(c) of the Disclosure Schedule, other than the Company and its Subsidiaries, there are no parties in possession or parties having any current or future right to occupy any of the Leased Real Property. The Leased Real Property is in good condition and repair and is sufficient and appropriate for the conduct of the business of the Company and its Subsidiaries. To the Company's knowledge, the Leased Real Property and all plants, buildings and improvements located thereon conform to all applicable building, zoning and other laws, ordinances, rules and regulations. All permits, licenses and other approvals necessary to the current occupancy and use of the Leased Real Property by the Company and its Subsidiaries have been obtained, are in full force and effect and have not been violated, except for violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. There exists no violation by the Company or any of its Subsidiaries of any covenant, condition, restriction, easement, agreement or order affecting any portion of the Leased Real Property except for violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. To the knowledge of the Company and its Subsidiaries, there is no pending or threatened condemnation proceeding affecting any portion of the Leased Real Property. Except as disclosed on
Section 3.27(b) of the Disclosure Schedule, neither the Company nor any Subsidiary of the Company is obligated to purchase or lease any real property.

      3.28 PERSONAL PROPERTY.

      (a) Each of the Company and its Subsidiaries has good title to all personalty of any kind or nature which the Company or its Subsidiaries purport to own, free and clear of all Liens, except for (i) Liens for non-delinquent taxes and non-delinquent statutory Liens arising other than by reason of default, (ii) statutory Liens of landlords, Liens of carriers, warehousemen, mechanics and materialmen incurred in the past customary practice for sums not yet due; (iii) Liens incurred or deposits made in the past customary practice in connection with worker's compensation, unemployment insurance and other types of social security, (iv) purchase money Liens, and (v) Liens which do not materially detract from the value or use of said personalty. The Company and its Subsidiaries, as lessees, have the right under valid and subsisting leases to use, possess and control all personalty leased by and material to the Company or its Subsidiaries as now used, possessed and controlled by the Company or its Subsidiaries, as applicable.

      (b) All machinery, equipment and other tangible assets currently being used by the Company or its Subsidiaries which are owned or leased by the Company or its Subsidiaries are in good operating condition, maintenance and repair, ordinary wear and tear excepted, are usable in the ordinary course of business and are reasonably adequate and suitable for the uses to which they are being put, except where any other condition of any machinery, equipment or other tangible asset would not have a Material Adverse Effect on the Company.

      SECTION 4. REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS.

      Each Seller represents and warrants to Buyer and Merger Sub that, with respect to such Seller:

      4.1 ORGANIZATION AND CORPORATE POWER. If such Seller is Charwes Trust or Courwes Trust, such Seller is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, and has the power and authority necessary to enter into and perform its obligations under this Agreement. If such Seller is Westcott or Curtis, such Seller has the legal capacity to perform its obligations under this Agreement.

      4.2 AUTHORIZATION OF MERGER. This Agreement has been duly authorized, executed and delivered by such Seller and, assuming the due authorization, execution and delivery hereof by the other Sellers, the Company, the Buyer and Merger Sub, constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms and conditions.

      4.3 NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Seller is subject or any provision of the charter or bylaws of such Seller, if any, or (ii) conflict with, result in a breach of, constitute a default (or any event which, with notice or lapse of time, or both, would constitute a default) under, result in the acceleration of, create in any party a put right or repurchase obligation or the right to accelerate, terminate, modify or cancel, create any Lien or require any notice, under any Contract to which such Seller is a party or by which it is bound or to which any of its assets is subject. Other than in connection with the provisions of the HSRA or any state insurance laws, such Seller is not required to give any notice to, make any filing with or obtain any authorization, consent, or approval of any government or governmental agency or other Person in order for the Company to consummate the Merger.

      4.4 SELLER SHARES. Such Seller beneficially owns and has the sole and unrestricted voting power with respect to the number of Seller Shares indicated opposite such Seller's name in Section 3.2(a) of the Disclosure Schedule. Such Seller owns its Seller Shares free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever, other than pursuant to the Securities Act or the Exchange Act.

      4.5 SECURITIES LAW ISSUES.

      (a) Such Seller has received and had an opportunity to review Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, such Seller is aware of and has access to all other Buyer SEC Reports and such Seller has had the opportunity to ask officers of Buyer questions regarding the business, operations and prospects of Buyer.

      (b) Such Seller is familiar with Rule 144 of the Securities Act and understands and agrees that (i) investing in Buyer Common Stock involves risks, which risks are discussed in the Buyer SEC Reports and (ii) such Seller will not sell the Buyer Shares issued to such Seller except pursuant to such Rule 144, an effective registration statement under the Securities Act or an available exemption from registration thereunder. Any stock certificate evidencing the Buyer Shares issued to a Seller may have the following legend:

      THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR (II) PURSUANT TO RULE 144 OF THE ACT, OR IN A TRANSACTION WHICH, IN THE OPINION OF INDEPENDENT COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION OR AS DESCRIBED IN A "NO ACTION" OR INTERPRETIVE LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT.

      4.6 DISCLOSURE. To such Seller's knowledge, no representation or warranty of any Seller contained in this Agreement, including Section 3, or any schedule, attachment or exhibit hereto, and no statement contained herein or in any certificate or document furnished to Buyer pursuant to the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

      SECTION 5. REPRESENTATIONS AND WARRANTIES REGARDING BUYER AND MERGER SUB.

      Each of Buyer and Merger Sub represents and warrants to the Company that:

      5.1 ORGANIZATION.

      (a) Each of Buyer and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted.

      (b) Buyer and Merger Sub have heretofore delivered to the Company true and complete copies of the Certificate of Incorporation and Bylaws, as currently in full force and effect, of Buyer and Merger Sub. Each of Buyer and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Buyer.

      5.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Buyer and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Buyer and Merger Sub and by Buyer as the sole shareholder of Merger Sub, and no other corporate proceedings on the part of Buyer or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Buyer and Merger Sub and constitutes a valid, legal and binding agreement of each of Buyer and Merger Sub, enforceable against each of Buyer and Merger Sub in accordance with its terms.

      5.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Assuming the truth and accuracy of the Company's representations and warranties contained in Section 3.5, except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of (a) the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, (b) state securities or blue sky laws, (c) the HSRA, (d) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL, (e) such filings, consents, approvals, orders, registrations and declarations as may be required under state insurance laws or the laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any assets and (f) such other actions, filings, approvals and consents, the failure to make or obtain which would not, either individually or in the aggregate, have a Material Adverse Effect on Buyer, no filing with or notice to, and no permit, authorization, consent or approval of, or order of, any Governmental Entity is necessary for the execution, delivery and performance by Buyer or Merger Sub of this Agreement or the consummation by Buyer or Merger Sub of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer or Merger Sub and the consummation by Buyer or Merger Sub of the transactions contemplated hereby do not and will not (a) conflict with or result in any breach of any provision of the respective Constituent Documents of Buyer or Merger Sub, (b) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or loss of material benefits to Buyer or Merger Sub) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Buyer or Merger Sub is a party or by which any of them or any of their respective properties or assets may be bound, (c) contravene or conflict with or constitute a violation of any provision of any Laws applicable to Buyer or Merger Sub or any of Buyer's Subsidiaries or any of their respective properties or assets or (d) result in the creation or imposition of any Lien on any asset of Buyer or Merger Sub, except in the case of (b) through (d) for violations, breaches or defaults which would not have, individually or in the aggregate, a Material Adverse Effect on Buyer or would not reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement.

      5.4 BROKERS. No broker, finder, investment banker or other agent is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or Merger Sub.

      5.5 CAPITALIZATION OF BUYER AND ITS SUBSIDIARIES. The authorized capital stock of Buyer consists of 775,000,000 shares of Buyer Common Stock, of which, as of March 31, 2001, 261,776,590 shares were issued and outstanding, and 25,000,000 shares of Buyer Preferred Stock, of which, as of the date hereof, 1,000,000 shares of Series C Cumulative Preferred Stock were issued and outstanding. All of Buyer's outstanding shares of capital stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of March 31, 2001, 31,680,241 shares of Buyer Common Stock were reserved for issuance and issuable upon, or otherwise deliverable in connection with, the exercise of outstanding options or other rights to buy Buyer Common Stock. From March 31, 2001 to the date hereof, no shares of Buyer's capital stock have been issued other than pursuant to options or other rights to buy Buyer Common Stock already in existence on such date, and, from March 31, 2001 to the date hereof, no stock options have been granted. As of the date hereof, there are no shares of Buyer Common Stock reserved for issuance and issuable upon, or otherwise deliverable in connection with, the exercise of outstanding warrants. Except as described in this paragraph, as of the date hereof, there are outstanding (a) no shares of capital stock or other voting securities of Buyer, (b) no securities of Buyer or its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Buyer, (c) no options or other rights to acquire from Buyer or its Subsidiaries, and no obligations of Buyer or its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Buyer, and (d) no equity equivalents, interests in the ownership or earnings of Buyer or its Subsidiaries or other similar rights (collectively "BUYER SECURITIES"). As of the date hereof, there are no outstanding obligations of Buyer or its Subsidiaries to repurchase, redeem or otherwise acquire any Buyer Securities. The shares of Buyer Common Stock to be issued in the Merger or otherwise pursuant to this Agreement have been duly and validly reserved for issuance, and when issued in accordance with the terms of this Agreement, will be duly validly issued, fully paid and nonassessable and not subject to any preemptive rights.

      5.6 SEC REPORTS; FINANCIAL STATEMENTS.

      (a) Buyer has filed all required forms, reports, registration statements and documents with the SEC since January 1, 1999 (the "BUYER SEC REPORTS"). Each of the Buyer SEC Reports has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. The Company and the Sellers have had access to, in the form filed with the SEC (including any amendments thereto), (a) Buyer's Annual Report on Form 10-K for the fiscal year ended

December 31, 2000, (b) all definitive proxy statements relating to Buyer's meetings of shareholders (whether annual or special) held since January 1, 1998, and (c) its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, (d) its Current Report on Form 8-K filed April 24, 2001, and (e) all other reports or registration statements filed by Buyer with the SEC since December 31, 2000. None of the Buyer SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty of Buyer or Merger Sub contained in this Agreement, or any schedule, attachment or exhibit hereto, and no statement contained herein or in any certificate or document furnished to the Company or any Seller pursuant to the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

      (b) The audited consolidated financial statements of Buyer and its Subsidiaries included in the SEC Reports and the unaudited consolidated interim financial statements of Buyer and its Subsidiaries included in Buyer's most recent Quarterly Report on Form 10-Q (a) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (b) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and (c) fairly present the consolidated financial position of Buyer and its Subsidiaries as of the dates thereof and their consolidated results of operations, financial condition, cash flow and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Except as set forth in Section 5.6 of the Disclosure Schedule, since December 31, 2000 no event has occurred which has had or reasonably would be expected to have a Material Adverse Effect on Buyer.

      5.7 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

      5.8 NYSE REQUIREMENTS. Buyer is not required to obtain stockholder approval of this Agreement or the transactions contemplated hereby pursuant to the rules of the New York Stock Exchange applicable to listed companies.

      SECTION 6. COVENANTS.

      The Parties agree as follows with respect to the period from and after the execution of this Agreement.

      6.1 GENERAL. Each of the Parties will use all commercially reasonable efforts to take all action and to do all things necessary, proper, and advisable in order to consummate and make effective the Merger as soon as practicable after the date of this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7). Each Party will give any notices for which it is responsible by law or under this or any other contract (and will cause each of its

Subsidiaries to give any notices) to any third parties, and will use all commercially reasonable efforts to obtain (and will cause each of its Subsidiaries to use all commercially reasonable efforts to obtain) any third party consents, necessary to the consummation of the Merger, including any consents, waivers, amendment or other action.

      6.2 OTHER REGULATORY MATTERS AND APPROVALS. Each of the Parties will (and will cause each of its Subsidiaries to) give any notices to, make any filings with, and use all commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments, and governmental agencies in connection with the matters referred to in Sections 3.3 and 5.3. Without limiting the scope of the immediately preceding sentence, Buyer, the Sellers and the Company will as promptly as practicable, but in no event later than fifteen (15) Business Days following the date of this Agreement, each file any Notification and Report Forms or other form or report and related material that the Parties may be required to file with the Federal Trade Commission ("FTC"), and the Antitrust Division of the United States Department of Justice ("DOJ") under the HSRA, with any Governmental Entity with respect to any Insurance Law or with any other Governmental Entity under the laws of any foreign jurisdiction. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSRA or such other law. Each of Buyer and the Company shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSRA or other law. Buyer and the Company shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC, the DOJ and any other Governmental Entity and shall respond promptly with any such inquiry or request. Buyer and the Company will use all commercially reasonable efforts to obtain an early termination of any applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable.

      6.3 THE COMPANY'S INTERIM OPERATION OF BUSINESS. Prior to the Closing, except as otherwise expressly provided herein or as to which Buyer may consent,
(i) the Company shall, (ii) the Company shall cause its Subsidiaries to and
(iii) the Sellers shall cause the Company and the Company's Subsidiaries to:

      (a) except as contemplated by this Agreement, operate only in the Ordinary Course;

      (b) use all commercially reasonable efforts to keep in full force and effect its corporate existence and all material rights, franchises, Proprietary Rights and goodwill relating or obtaining to its business;

      (c) use reasonable efforts to retain its employees and agents and preserve its present relationships with customers, suppliers, contractors, distributors and such employees and agents;

      (d) perform in all material respects all of its obligations under all Contracts to which it is a party or by which it or its properties or assets may be bound and not enter into, assume, create, renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of, (i) any Contract for goods, services or office space to which the Company or any of its Subsidiaries is (or would thereby be) a party or by which the Company or any of its Subsidiaries or any of their properties are (or would thereby be) bound, excepting only Contracts made in the Ordinary Course or under which the aggregate payments by either party over the term of the Contract do not exceed $100,000, (ii) any Contract the benefits of which (to either party) will accrue or be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the Merger (either alone or upon the occurrence of any additional acts or events) or the value of any of the benefits under which will be calculated on the basis of the Merger or any portion or aspect of either (including any so-called retention or similar bonuses), (iii) any Contract relating to non-competition, or (iv) any Contract that materially restricts the conduct of any line of business by the Company or any of its Subsidiaries;

      (e) not make any single capital expenditure exceeding $500,000 or any capital expenditures exceeding $1,000,000 in the aggregate; PROVIDED, HOWEVER, that with Buyer's prior written consent, which consent may not be unreasonably withheld, conditioned or delayed, the Company's aggregate capital expenditures during the term of this Agreement may exceed $1,000,000 but not more than $3,000,000;

      (f) not enter into any new line of business;

      (g) not enter into, renew or amend any agreement relating to employment, salary continuation, severance, consulting, collective bargaining or otherwise relating to the provision of personal services or payment therefor; not institute, amend or terminate any Plan; not terminate any group health plan that covers, as of the date of this Agreement, current or former employees of the Company, any of its Subsidiaries or any ERISA Affiliate or their beneficiaries; not enter into, renew or amend any agreement that, upon the consummation of the Merger, will result in any payment (whether of severance pay or otherwise) becoming due from Buyer, the Surviving Corporation, or any of their Subsidiaries, to any officer or employee of the Company or any of its Subsidiaries; not pay any pension or retirement allowance to any Person not required by an existing plan or agreement; not increase in any manner the compensation or fringe benefits of, or pay any bonus to, any officer, director or employee except (i) as set forth on Schedule 6.3(g) or (ii) customary increases in the wages or salaries of employees and customary bonuses to employees, in each case substantially consistent with past practice; or not increase any other direct or indirect compensation or employee benefit for or to any of its officers, directors or employees;

      (h) prepare and file, on a timely basis, all Tax Returns and other Tax reports, filings and amendments thereto required to be filed by it;

      (i) deliver to Buyer, within fifteen (15) days of each month end from the date hereof through the Closing Date, the Company's consolidated unaudited balance sheets, income statements and cash flow statements as of and for the immediately preceding month, all consistent with the applicable requirements of
Section 3.4;

      (j) not declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its outstanding capital stock, except, notwithstanding any other provision of this agreement, the Company may declare, set aside and pay for dividends which shall not exceed 40% of the Company's consolidated Subchapter S taxable income for the period January 1, 2001 through the Effective Time;

      (k) not issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other of its voting securities or any securities convertible into, or any rights, warrants or option to acquire, any such shares, voting securities or convertible securities, or take any action that would make the representations and warranties set forth in Section 3.2 as applicable not true and correct in all material respects;

      (l) not amend its Certificate of Incorporation or By-laws or other comparable charter or organizational documents;

      (m) not acquire by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof (or any interest therein), or form any subsidiary or solicit or negotiate any Acquisition Proposal with respect to any other Person;

      (n) not change its accounting policies in any material respect, except as required by GAAP;

      (o) not sell, dispose or encumber any of its business or assets except in the Ordinary Course;

      (p) not create, assume or guarantee any indebtedness for borrowed money without the prior written approval of Buyer;

      (q) not declare any stock split, stock dividend or engage in any recapitalization; and

      (r) not authorize or enter into any agreement or commitment to take any action inconsistent with any of the foregoing.

Further, prior to the Closing, without the prior written consent of Buyer or as otherwise expressly provided herein, the Company will not, and will not permit any of its Subsidiaries, to take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger as set forth in
Section 7 not being satisfied or in a violation of this Agreement; or take or omit to be taken any reasonable action which reasonably would be expected to have a Material Adverse Effect on the Company.

Further, prior to the Closing, without the prior written consent of the Sellers or as otherwise expressly provided herein, the Buyer and Merger Sub will not, and will not permit any of their Subsidiaries, to take any or omit to take any reasonable action that is intended or would reasonably be expected to result in any of the conditions to the Merger as set forth in Section 7 not being satisfied or in a material violation of this Agreement.

      6.4 ACCESS.

      (a) The Company shall make available to Buyer all information regarding the Company that Buyer reasonably may request and shall authorize all reasonable visits to the Company's premises to make such investigations of the business, properties, books and records of the Company and its Subsidiaries as Buyer reasonably may request. Buyer agrees to coordinate closely all such activities with the Company's President or Chief Financial Officer and to conduct any such inquiries with appropriate discretion and sensitivity to the Company's relationships with its employees, customers and suppliers.

      (b) Nothing in this Section 6.4 shall require any Party or any of its Subsidiaries to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Person in possession or control of such information or would contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the immediately preceding sentence apply.

      (c) Each Party acknowledges that certain of the information made available to it pursuant to this Section 6.4 and otherwise in connection with the Merger may be confidential, proprietary or otherwise nonpublic, and each Party agrees, for itself and for each of its Representatives, that it (i) shall hold in confidence all confidential, proprietary or otherwise nonpublic information received by it from or with regard to the other Party ("CONFIDENTIAL INFORMATION") subject to the terms of this Section 6.4, (ii) shall disclose such Confidential Information only to those of its Representatives, and (iii) shall inform each Representative or current or prospective lender or investor to whom Confidential Information is disclosed that such information is confidential and direct such Representative or current or prospective lender or investor not to disclose the same. Each Party shall remain responsible for any disclosure of Confidential Information by any of its Representatives or current or prospective lender or investors. Each Party further agrees that, upon the request of the other Party given following the termination of this Agreement for any reason, the receiving Party and each of its Representatives either shall return to the requesting Party all Confidential Information received by the receiving Party and its Representatives (including all compilations, analyses or other documents prepared by it that contain Confidential Information) or shall certify that the same has been destroyed. As used herein, Confidential Information shall not include (i) information that is or becomes generally available to the public other than as a result of a breach of this Agreement, (ii) information that the receiving Party demonstrates was known to it on a non-confidential basis prior to receiving such information from the other Party, (iii) information that the receiving Party develops independently without relying on Confidential Information, and (iv) information that becomes available to the receiving Party on a non-confidential basis from another source if the source was not subject to any prohibition against disclosing such information.

      6.5 NOTICE OF DEVELOPMENTS. Each Party shall promptly advise the other Party of any change or event having a Material Adverse Effect on it or its ability to perform its obligations under this Agreement or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or to preclude the satisfaction of one or more of the conditions set forth in Section 7; PROVIDED, HOWEVER, that any such disclosure shall not have any effect for the purpose of determining the accuracy of any representation or warranty when made, for determining satisfaction of the conditions set forth in Section 7, or for determining the compliance with any other provision of this Agreement.

      6.6 ACQUISITION PROPOSALS. The Company shall not, and it shall not authorize or permit any of its Subsidiaries, officers, directors, employees, Affiliates, stockholders or any Representative retained by the Company or its Subsidiaries, directly or indirectly, to (i) solicit, initiate or knowingly encourage or induce the making of any Acquisition Proposal, (ii) negotiate with any third party with respect to any Acquisition Proposal, (iii) endorse or recommend the Acquisition Proposal of any Person other than the Buyer or any of its Subsidiaries or (iv) enter into any understanding, arrangement or Contract (written or oral) with any third party with the intent to effect any Acquisition Proposal.

      6.7 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Other than required by this Agreement, no Party shall issue any press release or make any public announcement (including filings with the SEC or NYSE) prior to the Effective Time and relating to the subject matter of this Agreement without the prior written approval of the other Parties; PROVIDED, HOWEVER, that Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case Buyer will advise and consult the Company and its counsel a reasonable time prior to making the disclosure and will make such changes to the disclosure as the Company or its counsel may reasonably request).

      6.8 COVENANT OF SELLERS.

      (a) Prior to the Closing, without the prior written consent of Buyer or as otherwise expressly provided herein, the Sellers will not, and will not permit any of their Affiliates to take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger as set forth in
Section 7 not being satisfied or in a violation of this Agreement; or take or omit to be taken any reasonable action which reasonably could be expected to have a Material Adverse Effect on the Company.

      (b) Each Seller shall vote or cause to be voted all of its Seller Shares that are Seller Voting Shares and that are owned by it as of the record date against the approval of any Acquisition Proposal providing for a merger, acquisition, consolidation, sale of a material amount of assets or other business combination of the Company or any of its Subsidiaries with any Person other than Buyer or any of its Subsidiaries.

      (c) So long as this Agreement has not been terminated in accordance with the terms hereof, the Seller will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a Lien), or permit to be sold, assigned, transferred or otherwise disposed of, any of the Seller Shares, whether such Seller Shares are held on the date of this Agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, except (i) transfers by operation of law (in which case this Agreement shall bind the transferee), and (ii) as Buyer may otherwise agree in its sole discretion.

      (d) Each Seller agrees that, so long as this Agreement has not been terminated in accordance with the terms hereof, each Seller shall, and shall instruct each of its Representatives and Affiliates to, cease and refrain from any and all activities, discussions, negotiations, providing any information with respect to, or other actions with any Person other than Buyer or any of its Subsidiaries or any of their respective Representatives with respect to any Acquisition Proposal other than the Merger.

      6.9 POST-CLOSING TAX MATTERS.

      (a) The Parties hereby agree that the accounting records and books of the Company and First Extended Service Corporation ("FESC") will be closed on the Closing Date and agree that the pro rata allocation method provided in Section 1362(e)(2) of the Code will not apply. The parties hereto agree that the accounting firm that prepared the Company's 2000 S corporation tax return will prepare the Company's and FESC's final S corporation tax return and such return will, except as required by law, be prepared in a manner consistent with the Company's 2000 S corporation tax return. Buyer agrees that it will make the books and records of the Company and FESC available to Sellers and their Representatives, upon reasonable notice and at reasonable times, at the Sellers' cost and expense, it being understood that Sellers shall be entitled to make copies of any such books and records as shall be reasonably necessary. In the event the Internal Revenue Service or any other taxing authority initiates an examination of the Company or FESC with respect to a taxable period that could impact any Seller's Tax liability for any year, Buyer shall promptly notify Sellers of such examination, and Sellers shall have the right to control the defense of the Company and FESC in responding to any proposed adjustments that would impact any Seller. Buyer will not file any amended return, carryback claim, or other adjustment request relating to the Company or FESC for any Tax period that includes or ends on or before the Closing Date.

      (b) Promptly upon completion of the Company's final S corporation tax return, Buyer shall pay in cash to each Seller an amount equal to the product of
(i) such Seller's Seller Common Ratio as of the Closing, times (ii) the difference, if any, between (A) 40% of the Subchapter S taxable income of the Company and FESC for the period January 1, 2001 through the Closing Date, as shown on such return, and (B) the aggregate amount of dividends paid by the Company pursuant to Section 6.3(j) hereof.

      6.10 DIRECTOR AND OFFICER INDEMNIFICATION. The Buyer agrees to indemnify the directors and officers of the Company and the Subsidiaries of the Company for a period of six years after the Closing Date, to the fullest extent that such directors and officers would be entitled to indemnification pursuant to the certificate of incorporation and bylaws or equivalent documents of the Company and the Subsidiaries as in effect on the date hereof.

      6.11 OBLIGATIONS OF MERGER SUB. Buyer shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

      6.12 REGISTRATION STATEMENT. Buyer shall file the Initial Registration Statement with the Securities and Exchange Commission as promptly as practicable after the date hereof, but in no event later than the Effective Time, with the purpose of having the Registration Statement declared effective promptly after the Effective Time, but in no event later than ninety
(90) days after the Effective Time.

      6.13 EMPLOYEE MATTERS.

      (a) EMPLOYMENT OF CONTINUING EMPLOYEES. Company's and its Subsidiaries' staff as of the Closing shall continue as employees of the Surviving Corporation or its Subsidiaries, as the case may be, after the Closing ("CONTINUING EMPLOYEES"). Subject to prudent business and personnel practices, Buyer reserves the right to make (or to cause the Surviving Corporation to make) necessary personnel or staffing adjustments following the Closing and this Agreement shall not be construed to create contractual employment rights in any of such Continuing Employees other than as employees terminable at will.

      (b) After the Closing, Buyer shall cause the Surviving Corporation (x) to honor all obligations under (i) the existing terms of the employment, retention, termination and severance agreements to which the Company or any of its Subsidiaries is presently a party and other compensation agreements, arrangements and Plans of the Company or any of its Subsidiaries existing prior to the date of this Agreement, except, in each case, as may otherwise be agreed to by the parties thereto, and (ii) the Company's and any of its Subsidiaries' general severance policy and (y) to allow employees of the Company and its Subsidiaries to continue to participate in the Plans (other than stock option or stock purchase plans) on substantially similar terms to those currently in effect; PROVIDED that, in each case, Buyer or Merger Sub may substitute its own arrangements, plans or policies if such arrangements, plans or policies are either (A) not materially less favorable to the employees as those of the Company currently in effect or (B) those arrangements, plans or policies currently in effect for comparable employees of Buyer and its Subsidiaries.

      (c) If any employee of the Company or any of its Subsidiaries becomes a participant in any employee benefit plan, practice or policy of Buyer, any of its affiliates or the Surviving Corporation, such employee shall be given credit under such plan for all service prior to the Effective Time with the Company and any of its Subsidiaries and prior to the time such employee becomes such a participant, for purposes of eligibility (including, without limitation, waiting periods) and vesting, and such employees will be given credit for such service for purposes of any vacation policy. In addition, if any employees of the Company or any of its Subsidiaries employed as of the Closing Date become covered by a medical plan of Buyer, any of its affiliates or the Surviving Corporation, such medical plan shall not impose any exclusion on coverage for preexisting medical conditions with respect to these employees. Such employees shall also be given credit for any deductible or co-payment amounts paid in respect of the plan year in which the Closing Date occurs to the extent that, following the Closing Date, they participate in any plan of Buyer, any of its affiliates or the Surviving Corporation for which deductibles or co-payments are requested. Buyer and the Surviving Corporation will make appropriate arrangements with its insurance carrier(s) to ensure the foregoing.

      6.14 EXPENSES OF THE COMPANY. The Company or the Surviving Corporation shall pay all of the expenses incurred by the Company in connection with the transactions contemplated hereby.

      6.15 Noncompetition

      (a)   RECITALS; COVENANT NOT TO COMPETE.

            (i) RECITALS. Buyer with its executive headquarters in Chicago, Illinois, and its subsidiaries and affiliates (and divisions thereof) including the Company following the merger (collectively "Aon Group") are in the business of providing extended service contract products and services for automobile dealers and insurance services related to extended service contracts for automobile dealers, including accounting, claims management and handling, contract wording, information systems and actuarial services related to extended service contracts for automobile dealers (collectively, the "Business"). An essential element of the Business is the development and maintenance of personal contacts and relationships with clients. Because of these contacts and relationships, it is common for Aon Group's clients to develop an identification with the employee who serves its insurance needs rather than with Aon Group itself. Aon Group, however, invests considerable time and money necessary for a relationship between its employee and a client to develop and be maintained, in that Aon Group pays the employee's salary and reimburses the employee for business expenses. Aon Group also assists its employees in servicing clients by making available to these employees legal advice, accounting support, advertising and other corporate services.

                  The personal identification of clients of Aon Group with an Aon Group employee creates the potential for the employee's appropriation of the benefits of the relationships developed with clients on behalf of and at the expense of Aon Group. Since Aon Group would suffer irreparable harm if a Seller solicited the insurance or other related business of clients of Aon Group, it is reasonable to protect Aon Group against solicitation activities by the Sellers for a limited period of time after such Sellers leave the Company so that Aon Group may renew or restore its business relationship with its clients.

                  Buyer and each Seller acknowledge and agree that the covenant contained in Sections 6.15(a)(ii), 6.15(a)(iii) and 6.15(a)(iv) below is reasonably necessary for the protection of Buyer and Aon Group and is reasonably limited with respect to the activities it prohibits, its duration (particularly in the context of annual and multi-year insurance renewal periods), its geographical scope and its effect on each Seller and the public. The parties acknowledge that the purpose and effect of the covenant simply is to protect Buyer and Aon Group for a limited period of time from unfair competition by the Sellers.

            (ii) COVENANT NOT TO COMPETE. Each Seller hereby covenants and agrees that, except with the prior written consent of the Chairman of Buyer, each Seller will not, for five (5) years after the Effective Time, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend such Seller's name or any similar name to, lend such Seller's credit to, or render services or advice to, any portion of a business that offers or provides products or activities that compete in whole or in material part with the Business, provided, however, that each Seller may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise except as provided in the next sentence) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 and may own interests in competing entities through mutual funds, private equity funds and similar arrangements so long as each such Seller owns less than five percent (5%) of such pooled entities.

            (iii) COVENANT NOT TO SOLICIT. Each Seller hereby covenants and agrees that, except with the prior written consent of Buyer, each Seller will not, for a period of five (5) years after the Effective Time for any reason enter into or attempt to enter into (on each such Seller's own behalf or on behalf of any other person or entity) any business relationship of the same type or kind as the business relationship which exists between Aon Group and its clients or customers to provide services related to the Business for any individual, partnership, corporation, association or other entity who or which was a client or customer during the twenty-four (24) months prior to the Effective Time. "Client" or "customer" means any person or entity listed on the books of Aon Group as such, including, but not limited to the former clients and customers of the Company.

                  Each Seller acknowledges that there is no general geographical restriction contained in the preceding paragraph because the restriction applies only to the specified clients and customers of Aon Group.

            (iv) COVENANT NOT TO HIRE. Each Seller hereby also agrees not to induce or attempt to induce, or to cause any person or other entity to induce or attempt to induce, any person who is an employee of Aon Group, other than another Seller, to leave the employ of Aon Group during the period of the covenant in
                  Section 6.15(a)(iii) above.

      (b) COMPANY'S RIGHT TO INJUNCTIVE RELIEF; ATTORNEYS' FEES.

            (i) Each Seller acknowledges that a breach of Section 6.15(a) or 6.15(c) of this Agreement will result in irreparable and continuing harm to Buyer or Aon Group, or both, and that therefore, in addition to any other remedy which Buyer or Aon Group, or both, may have at law or in equity, Buyer and Aon Group shall be entitled to injunctive relief for a breach of this Agreement by any Seller. In the event that any action is filed in relation to this Agreement, the prevailing party in the action shall recover from the non-prevailing party, in addition to any other sum that either party may be called upon to pay, a reasonable sum for the prevailing party's attorney's fees.

      (c) TRADE SECRETS AND CONFIDENTIAL INFORMATION.

            (i) Each Seller acknowledges that Buyer's and Aon Group's business depend to a significant degree upon the possession of information which is not generally known to others, and that the profitability of the business of Buyer and Aon Group requires that this information remain proprietary to Buyer and Aon Group.

            (ii) From and after the Effective Time, none of the Sellers shall disclose or use during or subsequent to the course of employment, any trade secrets or confidential or proprietary information relating to the business of Buyer or Aon Group of which any Seller becomes aware. Such information includes client and customer lists, data, records, computer programs, manuals, processes, methods and intangible rights to which any Seller has or has had access. All records and equipment and other materials relating in any way to any confidential information relating to clients or to the business of Buyer or Aon Group shall be and remain the sole property of Buyer and Aon Group after the Effective Time.

            (iii) At the Effective Time, each Seller shall promptly return to
                  Buyer all materials and all copies or tangible embodiments of materials involving any confidential information (other than tax information and tax records) in such Seller's possession or control.

      (d) MERGERS AND CONSOLIDATIONS; ASSIGNABILITY. The rights and obligations under this Agreement shall inure to the benefit of and be binding upon Buyer and its successors and assigns. By way of explanation, and without limiting the generality of the foregoing sentence, if Buyer or any entity resulting from any merger or consolidation referred to in this Section 6.15(d) is merged with or consolidated into any other entity or entities, or if substantially all of the assets of Buyer or any such entity are sold or otherwise transferred to another entity, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing entity in or the entity resulting from such merger or consolidation or the entity to which such assets are sold or transferred. This Agreement shall not be assignable by any Seller, but in the event of the death of any Seller, it shall be binding upon and inure to the benefit of each such Seller's legal representatives to the extent required to effectuate its terms.

      SECTION 7. CONDITIONS TO CLOSING.

      7.1 JOINT CONDITIONS TO OBLIGATIONS OF BUYER, MERGER SUB AND THE COMPANY. The obligations of Sellers, Buyer and the Company to consummate the Merger are subject to the satisfaction of each of the following conditions:

      (a) All necessary approvals of any Governmental Entity required for the consummation of the Merger shall have been obtained and shall remain in full force and effect; all statutory or other required waiting periods in respect thereof shall have expired; and no approval of any Governmental Entity shall have imposed any condition or requirement which, in the reasonable opinion of Buyer, would so materially adversely affect the economic or business benefits to Buyer of the Merger so as to render inadvisable the consummation thereof.

      (b) There shall be no claim, action, suit, investigation or other proceeding before any court or other Governmental Entity wherein an unfavorable judgment, order, decree, ruling, charge or injunction has been issued, or reasonably would be expected to be issued, which would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) present a substantial risk of the obtaining of material damages from the Company, the Sellers or Buyer or their respective officers or directors in connection therewith.

      7.2 CONDITIONS TO OBLIGATIONS OF BUYER AND MERGER SUB. The obligations of Buyer and Merger Sub to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following conditions.

      (a) (i) each of the representations and warranties of the Company contained in this Agreement which is qualified by materiality or Material Adverse Effect or words of similar effect shall be true and correct (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct as of such date) and (ii) each of the representation and warranties of the Company contained in this Agreement which is not so qualified shall be true and correct (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct as of such date), except in the case of clause (i) or (ii) for such inaccuracies as, individually or in the aggregate, would not have a Material Adverse Effect on the Company;

      (b) the Company and the Sellers shall have performed and complied in all material respects with all of its agreements and covenants hereunder through the Closing;

      (c) there shall have been no event subsequent to the date hereof having a Material Adverse Effect on the Company;

      (d) the Company shall have delivered to Buyer and Merger Sub a certificate signed by its Chief Executive Officer and its Chief Financial Officer to the effect that each of the conditions specified above in Section 7.1 and 7.2(a) (with respect only to Section 3), 7.2(b) (with respect only to the Company) and 7.2(c) is satisfied in all respects;

      (e) each Seller shall have delivered to Buyer and Merger Sub a certificate to the effect that each of the conditions specified above in Sections 7.2(a) and 7.2(b) is satisfied in all respects; and

      (f) each Seller shall have entered into an Escrow Agreement with Buyer and Escrow Agent.

      7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company and Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions.

      (a) the representations and warranties set forth in Section 5 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though then made (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date);

      (b) each of Buyer and the Merger Sub shall have performed and complied in all material respects with all of its covenants hereunder through the Closing;

      (c) each of Buyer and the Merger Sub shall have delivered to the Company a certificate to the effect that each of the conditions specified in Section 7.1, 7.3(a)-(b), 7.3(e) and 7.3(f) is satisfied in all respects;

      (d) Buyer shall have executed and delivered to the Sellers the Registration Rights Agreement, which shall be in full force and effect;

      (e) Buyer shall have entered into an Escrow Agreement with each Seller and Escrow Agent; and

      (f) Buyer shall have filed the Registration Statement with the Securities and Exchange Commission.

      SECTION 8. INDEMNIFICATION.

      8.1   AGREEMENTS TO INDEMNIFY.

      (a)   As used in this Section 8:

            (i) "DAMAGES" means all claims, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, losses, expenses, and fees, including court costs and attorneys' fees and expenses, and including costs of environmental investigations and/or cleanups ordered by federal, state, local, or foreign governments (or any agencies thereof).

            (ii) "INDEMNIFYING PARTY" means the party obligated to provide indemnification under Sections 8.1(b), (c) or (d).

            (iii) "INDEMNIFIED PARTY" shall mean a party entitled to
                  indemnification under Sections 8.1(b), (c), or (d).

      (b) On the terms and subject to the limitations set forth in this Section 8, (i) the Company, (ii) the Sellers, jointly and severally, and (iii) the Escrow Agent, solely on behalf of the Persons receiving Buyer Shares in connection with the Merger, and not individually, shall indemnify, defend and hold harmless Buyer and its Subsidiaries and their Representatives from and against any and all Damages incurred in connection with or arising out of or resulting from or incident to (i) any breach of any warranty, or the inaccuracy of any representation made by the Company or any Seller in or pursuant to this Agreement, or (ii) any breach of any other covenant or agreement made by the Company or any Seller in or pursuant to this Agreement. The remedies provided in this Section 8 will be the sole and exclusive remedy of Buyer and its Subsidiaries (including Merger Sub) and their Representatives for any such breach or inaccuracy or other breach of this Agreement.

      (c) On the terms and subject to the limitations set forth in this Section 8, Buyer shall indemnify, defend and hold harmless the Company and the Sellers and their respective Subsidiaries and Representatives from and against any and all Damages incurred in connection with or arising out of or resulting from or incident to (i) any breach of any warranty, or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement, or (ii) the breach of any other covenant or agreement made by Buyer in or pursuant to this Agreement. Except for any breach of Sections 2.4(i), 6.9, 6.10, 6.12, and 6.14, the remedies provided in this Section 8 will be the sole and exclusive remedy of the Company and the Sellers and their respective Subsidiaries and Representatives for any such breach or inaccuracy.

      (d) Any payment made by any Seller or the Escrow Agent on behalf of any Seller pursuant to the indemnification obligations provided for in this Section 8 shall constitute a reduction in the consideration paid by Buyer in the Merger; PROVIDED, that such indemnification obligations of the Escrow Agent shall not exceed the amount then held by the Escrow Agent under the Escrow Agreement, valued as set forth in the Escrow Agreement. Any payment made by Buyer pursuant to the indemnification obligations provided for in this Section 8 shall constitute an addition to the consideration paid by Buyer in the Merger.

      8.2 LIMITATIONS ON INDEMNIFICATION.

      (a) None of the parties hereto shall be liable to the other parties pursuant to the indemnification provisions of Sections 8.1 (b), (c) or (d) unless it receives notice from the other party of its claim for indemnification hereunder within twelve (12) months after the Closing Date and such claim shall not be invalidated if the amount of damages is contingent and is determined after twelve months after the Closing Date; PROVIDED, HOWEVER, that the representations and warranties contained in Section 3.24 hereof shall survive until the expiration of the applicable statutes of limitations with respect to the matters contained therein.

      (b) Pursuant to claims for indemnification of the type referred to in Sections 8.1(b), 8.1(c) or 8.1(d), an Indemnifying Party shall only be liable to an Indemnified Party to the extent the aggregate amount of such claims by the Indemnified Party for indemnification exceeds five hundred thousand Dollars ($500,000) in the aggregate (the "INDEMNITY THRESHOLD"), whereupon only the amount of such claims in excess of the Indemnity Threshold shall be recoverable in accordance with the terms hereof. For purposes of applying the Indemnity Threshold to claims under Section 8.1(c), all Sellers and the Company shall be treated as a single Indemnified Party.

      (c) If the Merger has occurred, any indemnification payment owed by Buyer pursuant to Section 8.1(c) shall be payable in cash.

      (d) The maximum aggregate liability of the Sellers and the Escrow Agent, as a group, pursuant to this Section 8 shall equal nine million dollars ($9,000,000).

      8.3 METHOD OF ASSERTING AND RESOLVING CLAIMS.

      (a) All claims for indemnification by Buyer pursuant to Section 8.1(b) shall be made and resolved in accordance with the provisions of this Section 8 and the Escrow Agreement.

      (b) Any claim for indemnification pursuant to Section 8.1(c) or (d), shall be made and resolved in accordance with this Section 8.3. A Person seeking indemnification shall, prior to the date that is twelve (12) months after the Closing Date, give written notice of such claim (a "CLAIM NOTICE") to the proposed Indemnifying Party. In the case of a Claim Notice seeking indemnification pursuant to Section 8.1(c), the Claim Notice shall be given by such applicable Seller. Each Claim Notice shall state the amount of claimed Damages and the basis for such claim. Within thirty (30) days after delivery of a Claim Notice, the proposed Indemnifying Party shall provide a written response (the "RESPONSE NOTICE") to the Person who gave the Claim Notice. If no Response Notice is delivered within such thirty (30) day period, the proposed Indemnifying Party shall be deemed to have waived its right to dispute such claim for indemnification. Buyer, on the one hand, and the Sellers on the other hand, shall use good faith efforts to resolve any disputed indemnification claim. If the matter is not resolved within fifteen (15) days of the delivery of the Response Notice, any Party shall have the right, by delivery of written notice to the other Parties (the "ARBITRATION NOTICE"), to submit the matter to binding arbitration in such location (other than Chicago, Illinois or Dallas, Texas) as the Parties shall reasonably agree at such time. Such matter shall then be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA RULES"). The Sellers and Buyer shall each designate one arbitrator within fifteen (15) days of the delivery of the Arbitration Notice. The Sellers and Buyer shall cause such designated arbitrators mutually to agree upon and shall designate a third arbitrator; PROVIDED, HOWEVER, that (i) failing such agreement within forty-five (45) days of delivery of the Arbitration Notice, the third arbitrator shall be appointed in accordance with the AAA Rules and (ii) if either the Sellers or Buyer fail to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. The losing party in the arbitration shall pay the fees and expenses of the arbitration and the arbitrators. The Sellers and Buyer shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within sixty (60) days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the proposed Indemnified Party is entitled to receive the claimed Damages (or a portion thereof) pursuant to the applicable terms of this Agreement. The final decision of the majority of the arbitrators shall be furnished to the Sellers and Buyer in writing and shall constitute a conclusive, final and nonappealable determination of the issue in question, binding upon the Sellers, Buyer and their successors and assigns. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award.

      (c) The Indemnified Party shall give prompt written notification to the Indemnifying Party of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this
Section 8 may be sought. Within twenty (20) Business Days after delivery of such notification, the Indemnifying Party (which for purposes of this Section 8.3(c) shall mean the Company or, if the merger has occurred, the Sellers, in the case of a claim pursuant to Section 8.1(b)) may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Party, provided the Indemnifying Party acknowledges in writing to the Indemnified Party that any Damages that may be assessed against the Indemnified Party in connection with such action, suit or proceeding constitute Damages for which the Indemnified Party shall be entitled to indemnification pursuant to this Section
8. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The Indemnifying Party shall not be entitled to assume control of the defense of a third party claim and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party (provided that such counsel is reasonably acceptable to the Indemnifying Party) if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation,
(ii) an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would reasonably be likely to be materially detrimental to the Indemnified Party's reputation or (iii) the claim seeks an injunction or equitable relief against the Indemnified Party; PROVIDED, that in the case of any of (i) through (iii) above, (x) the Indemnified Party shall not agree to any stipulation to or the entry of a court order that adversely affects the Indemnifying Party without the Indemnifying Party's consent and (y) the Indemnifying Party shall have the right to retain counsel of its choice at its own expense and participate in the defense of the third party claim, in which the Indemnifying Party or its counsel and the Indemnified Party or its counsel shall cooperate in defending such third party claim. The Person not controlling such defense may participate therein at its own expense. The Person controlling such defense shall keep the other Person (i.e., the Indemnified Party or the Indemnifying Party, as the case may be) advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

      SECTION 9. TERMINATION AND ITS CONSEQUENCES.

      9.1 TERMINATION OF AGREEMENT.

      (a) Buyer and the Company may terminate this Agreement by mutual written consent at any time prior to the Effective Time.

      (b) Either Buyer or the Company may terminate this Agreement by giving written notice to the other Party at any time prior to the Effective Time, if the Closing has not occurred on or before July 31, 2001 by reason of the failure of any condition precedent under Section 7.1, 7.2 or 7.3 hereof, unless the failure of the Closing to occur by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth herein; provided, however, that Buyer may not terminate this Agreement pursuant to this Section 9.1(b) prior to September 30, 2001 if the relevant failure of condition is of the type specified in
Section 7.1 and results from the announcement or consummation of the Spin- off.

      (c) Either Buyer or the Company may terminate this Agreement by giving written notice to the other Party at any time prior to the Effective Time if any other Party has breached any material representation, warranty, covenant or agreement contained in this Agreement that would result in any of the conditions to the Merger set forth in Section 7 applicable to (i) the Sellers or the Company in the event Buyer desires to terminate this Agreement pursuant to this
Section 9.1(c) or (ii) Buyer or Merger Sub in the event the Company desires to terminate this Agreement pursuant to this Section 9.1(c) not being satisfied, which breach has not been cured within ten (10) Business Days of received notice thereof from the other Party; PROVIDED, HOWEVER, that a Party may not terminate this Agreement pursuant to this Section 9.1(c) if such Party is then in breach of any material representation, warranty, covenant or agreement contained in this Agreement.

      (d) Buyer may terminate this Agreement within twenty days after the date hereof if (A) as a result of its discussions with Lithia, Motors Inc., Hendricks Group, PG Marketing Inc., Designed Leaderships Inc. or Southwest Dealers Services after the date hereof or (B) as a result of its review of the operation of the Company at the Company's Bryan Tower offices after the date hereof, information is brought to Buyer's attention that has not previously been disclosed to Buyer by the Company or its officers that would reasonably be expected to cause a buyer of the Company to be unwilling to proceed with the transactions contemplated hereby and, within such twenty-day period and prior to any such termination, Buyer provides Sellers with a written statement that it is terminating this Agreement in accordance with this clause (d) specifying the specific facts on which it is relying in terminating this Agreement in accordance with this clause (d) signed by the Chief Executive Officer of Buyer.

      9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Buyer or the Company as provided in Section 9.1, all rights and obligations of the Parties hereunder will terminate without any liability of any Party to any other Party, except (i) Sections 6.4(c), 9.1 and 10 will survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, any termination of this Agreement will not relieve or release any Party from any liability or damages arising out of its breach of any provision of this Agreement.

      SECTION 10. MISCELLANEOUS.

      10.1 REPRESENTATIONS AND SURVIVAL. The Parties make no other representations or warranties to each other except as expressly set forth in this Agreement. Except as expressly provided in Section 8 and except for Sections 2.4, 2.5, 2.6, 6.9, 6.10, 6.12, 6.14 and 6.15, none of the representations, warranties, and covenants of the Parties will survive the Effective Time.

      10.2 NO THIRD PARTY BENEFICIARIES. This Agreement, other than Section 6.10 hereof, shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      10.3 ENTIRE AGREEMENT. This Agreement (including the Disclosure Schedule) and other documents referenced herein as exhibits hereto constitute the entire agreement between the Parties and supersedes any prior understanding, agreement, or representation by or between the Parties, written or oral, to the extent they relate in any way to the subject matter, including without limitation those certain confidentiality agreements entered into prior to the date of this Agreement.

      10.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that Buyer may assign its rights and its obligations under Section 2.4(i) to CSC after the Spin-off; provided, however, such assignment shall not relieve Buyer of any obligations under this Agreement (including under Section 2.4(i) of this Agreement to the extent CSC fails to perform such obligations) and, furthermore, in no event shall CSC have any rights against the Sellers, except as provided in this Agreement.

      10.5 COUNTERPARTS AND DELIVERY. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The delivery of a signature page of this Agreement by one Party to the each of the other Parties via facsimile transmission shall constitute the execution and delivery of this Agreement by the transmitting Party.

      10.6 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two Business Days after it is sent either by certified mail or FedEx or similar overnight courier service, and addressed to the intended recipient as set forth below:


IF TO THE BUYER OR MERGER SUB:                             COPY TO (which shall not constitute notice):
Aon Corporation                                            Kirkland & Ellis
123 North Wacker Drive                                     Citigroup Center
Chicago, Illinois  60606                                   153 East 53rd Street
Fax:     (312) 701-2166                                    New York, New York  10022-4675
Attention:    Patrick G. Ryan,                             Fax:     (212) 446-4900
              Chairman and Chief Executive                 Attention:    Lance C. Balk
              Officer
              David L. Cole,
              Vice Chairman and Chief
              Operating Officer

IF TO THE COMPANY OR ANY SELLER:                           COPY TO (which shall not constitute notice):

c/o Carl Westcott LLC                                      Baker & McKenzie
100 Crescent Court                                         2300 Trammell Crow Center
Suite 1620                                                 2001 Ross Avenue
Dallas, Texas  75201                                       Dallas, Texas  75201
Fax:     (214)  777-5010                                   Fax:     (214) 978-3099
Attention:    John D. Curtis                               Attention:    Alan G. Harvey
              Carl H. Westcott

Any Party may send any notice, request, demand and, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice of the change in the manner herein set forth.

      10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

      10.8 CONSENT TO JURISDICTION. EXCEPT AS SET FORTH IN SECTION 8, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ESCROW AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY ANY OF THE FOREGOING. EACH PARTY HEREBY IRREVOCABLY AGREES, ON BEHALF OF ITSELF AND ON BEHALF OF SUCH PARTY'S SUCCESSORS AND PERMITTED ASSIGNS, THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION SUCH PERSON MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

      10.9 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE ESCROW AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY ANY OF THE FOREGOING.

      10.10 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors. No amendment or other modification of any provision of this

Agreement and no waiver of any provision hereof or any right or benefit hereunder shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      10.11 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation. The terms "herein", "hereunder", and terms of similar import refer to this Agreement as a whole and not to the specific Section or Article in which they are used. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.12 TIME IS OF THE ESSENCE, COMPUTATION OF TIME. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.

      10.13 SPECIFIC PERFORMANCE. Each of the Parties acknowledges that the rights created hereby are unique and recognizes and affirms that in the event of a breach of this Agreement irreparable harm would be caused, money damages may be inadequate and an aggrieved party may have no adequate remedy at law. Accordingly, each of the Parties agrees that the other Party shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the obligations of the other party hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   FIRST EXTENDED, INC.


                                   By: /s/ John D. Curtis
                                      -----------------------------------------
                                       Name:  John D. Curtis
                                       Title: President

                                   MERGER ACQUISITION COMPANY


                                   By: /s/ Richard E. Barry
                                      -----------------------------------------
                                       Name:  Richard E. Barry
                                       Title:  Vice President

                                   AON CORPORATION


                                   By: /s/ Patrick G. Ryan
                                      -----------------------------------------
                                       Name:  Patrick G. Ryan
                                       Title: Chairman and Chief
                                       Executive Officer

                                   CHARWES FIRST EXTENDED 1999 TRUST


                                   By: /s/ John D. Curtis
                                      -----------------------------------------
                                       Name:  John D. Curtis
                                       Title: Trustee

                                    COURWES FIRST EXTENDED 1999 TRUST


                                    By: /s/ John D. Curtis
                                       ----------------------------------------
                                        Name:  John D. Curtis
                                        Title: Trustee


                                    /s/ Carl H. Westcott
                                    -------------------------------------------
                                    Carl H. Westcott


                                    /s/ John D. Curtis
                                    -------------------------------------------
                                    John D. Curtis